                                                                   EXHIBIT 10.14

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                               CREDIT AGREEMENT

                                     among

                               IDT CORPORATION,

                               VARIOUS LENDERS,

                         LEHMAN COMMERCIAL PAPER INC.,

                    as DOCUMENTATION AGENT and CO-ARRANGER,

                           CIBC WORLD MARKETS CORP.,

                     as SYNDICATION AGENT and CO-ARRANGER,

                                      and

                            BANKERS TRUST COMPANY,
                       as LEAD ARRANGER, BOOKRUNNER and

                             ADMINISTRATIVE AGENT

                      __________________________________
                           Dated as of May 10, 1999
                      __________________________________

                               TABLE OF CONTENTS
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SECTION 1.  Amount and Terms of Credit......................................................    1

     1.01  The Commitments..................................................................    1
     1.02  Minimum Amount of Each Borrowing.................................................    4
     1.03  Notice of Borrowing..............................................................    4
     1.04  Disbursement of Funds............................................................    6
     1.05  Notes............................................................................    6
     1.06  Conversions......................................................................    8
     1.07  Pro Rata Borrowings..............................................................    8
     1.08  Interest.........................................................................    9
     1.09  Interest Periods.................................................................   10
     1.10  Increased Costs, Illegality, etc.................................................   11
     1.11  Compensation.....................................................................   13
     1.12  Change of Lending Office.........................................................   13
     1.13  Replacement of Lenders...........................................................   13
     1.14  Incremental Term Loan Commitments................................................   14

SECTION 2.  Letters of Credit...............................................................   16

     2.01  Letters of Credit................................................................   16
     2.02  Maximum Letter of Credit Outstandings; Final Maturities..........................   17
     2.03  Letter of Credit Requests; Minimum Stated Amount.................................   18
     2.04  Letter of Credit Participations..................................................   18
     2.05  Agreement to Repay Letter of Credit Drawings.....................................   20
     2.06  Increased Costs..................................................................   21

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment...........................   22

     3.01  Fees.............................................................................   22
     3.02  Voluntary Termination of Initial Multiple Draw A Term Loan Commitments,
             Incremental Multiple Draw A Term Loan
             Commitments and Unutilized Revolving Loan Commitments..........................   23
     3.03  Mandatory Reduction of Commitments...............................................   24

SECTION 4.  Prepayments; Payments; Taxes....................................................   25

     4.01  Voluntary Prepayments............................................................   25
     4.02  Mandatory Repayments.............................................................   27
     4.03  Method and Place of Payment......................................................   32
     4.04  Net Payments.....................................................................   32

                                      (i)

                                                                                             Page
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SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing Date.............   34

     5.01  Execution of Agreement; Notes....................................................   34
     5.02  Officer's Certificate............................................................   34
     5.03  Opinions of Counsel..............................................................   34
     5.04  Corporate Documents; Proceedings; etc............................................   34
     5.05  Fees, etc........................................................................   35
     5.06  Adverse Change, etc..............................................................   35
     5.07  Litigation.......................................................................   35
     5.08  Senior Notes Tender Offer/Consent Solicitation...................................   35
     5.09  Pledge Agreement.................................................................   36
     5.10  Security Agreement...............................................................   36
     5.11  Subsidiaries Guaranty............................................................   37
     5.12  Financial Statements; Projections................................................   37
     5.13  Solvency Certificate; Insurance Certificates.....................................   37
     5.14  Plans; Shareholders' Agreements; Management Agreements; Non-Compete
             Agreements; Collective Bargaining Agreements;
             Tax Sharing Agreements; Existing Indebtedness Agreements;
             Operating Agreements...........................................................   37
     5.15  Net2Phone Transaction............................................................   39

SECTION 6.  Conditions Precedent to All Credit Events.......................................   39

     6.01  No Default; Representations and Warranties.......................................   39
     6.02  Notice of Borrowing; Letter of Credit Request....................................   39

SECTION 7.  Representations, Warranties and Agreements......................................   40

     7.01  Organizational Status............................................................   40
     7.02  Power and Authority..............................................................   40
     7.03  No Violation.....................................................................   40
     7.04  Approvals........................................................................   41
     7.05  Financial Statements; Financial Condition; Undisclosed Liabilities;
             Projections; etc...............................................................   41
     7.06  Litigation.......................................................................   42
     7.07  True and Complete Disclosure.....................................................   42
     7.08  Use of Proceeds; Margin Regulations..............................................   43
     7.09  Tax Returns and Payments.........................................................   43
     7.10  Compliance with ERISA............................................................   43
     7.11  The Security Documents...........................................................   45
     7.12  Properties.......................................................................   45
     7.13  Year 2000........................................................................   45
     7.14  Subsidiaries.....................................................................   46
     7.15  Compliance with Statutes, etc....................................................   46
     7.16  Investment Company Act...........................................................   46
     7.17  Public Utility Holding Company Act...............................................   46
     7.18  Environmental Matters............................................................   46
     7.19  Labor Relations..................................................................   47

                                      (ii)

                                                                                             Page
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     7.20  Patents, Licenses, Franchises and Formulas.......................................   47
     7.21  Indebtedness.....................................................................   47
     7.22  Capitalization...................................................................   48
     7.23  FCC Licenses.....................................................................   48
     7.24  Other Governmental Authorizations................................................   49
     7.25  Qualification....................................................................   49
     7.26  Insurance........................................................................   49

SECTION 8.  Affirmative Covenants...........................................................   49

     8.01  Information Covenants............................................................   50
     8.02  Books, Records and Inspections; Annual Meetings..................................   53
     8.03  Maintenance of Insurance.........................................................   53
     8.04  Corporate Franchises.............................................................   54
     8.05  Compliance with Statutes, etc....................................................   54
     8.06  Compliance with Environmental Laws...............................................   54
     8.07  ERISA............................................................................   55
     8.08  End of Fiscal Years; Fiscal Quarters.............................................   56
     8.09  Payment of Taxes.................................................................   56
     8.10  Good Repair......................................................................   56
     8.11  Performance of Obligations.......................................................   57
     8.12  Year 2000........................................................................   57
     8.13  Ownership in Net2Phone...........................................................   57
     8.14  Corporate Separateness...........................................................   57
     8.15  Interest Rate Protection.........................................................   58
     8.16  Mortgage; Opinion of Counsel; Title Insurance; etc...............................   58
     8.17  Additional Security; Further Assurances; etc.....................................   59
     8.18  Foreign Subsidiaries Security....................................................   61
     8.19  Permitted Acquisitions...........................................................   62
     8.20  Use of Proceeds..................................................................   64

SECTION 9.  Negative Covenants..............................................................   64

     9.01  Liens............................................................................   64
     9.02  Consolidation, Merger, Purchase or Sale of Assets, etc...........................   66
     9.03  Dividends........................................................................   69
     9.04  Indebtedness.....................................................................   70
     9.05  Advances, Investments and Loans..................................................   71
     9.06  Transactions with Affiliates.....................................................   74
     9.07  Capital Expenditures.............................................................   75
     9.08  Consolidated Interest Coverage Ratio.............................................   76
     9.09  Maximum Consolidated Leverage Ratio..............................................   76
     9.10  Minimum Consolidated EBITDA......................................................   77
     9.11  Limitations on Modifications of Certificate of Incorporation,
              By-Laws and Certain Other Agreements; etc.....................................   77
     9.12  Limitation on Certain Restrictions on Subsidiaries...............................   78


                                     (iii)

     9.13  Limitation on Issuance of Capital Stock..........................................   78
     9.14  Business; etc....................................................................   78
     9.15  Limitation on Creation of Subsidiaries...........................................   79
     9.16  FCC Licenses and Governmental Authorizations.....................................   80

SECTION 10.  Events of Default..............................................................   80

     10.01  Payments........................................................................   80
     10.02  Representations, etc............................................................   81
     10.03  Covenants.......................................................................   81
     10.04  Default Under Other Agreements..................................................   81
     10.05  Bankruptcy, etc.................................................................   81
     10.06  ERISA...........................................................................   82
     10.07  Security Documents..............................................................   82
     10.08  Subsidiaries Guaranty...........................................................   83
     10.09  Judgments.......................................................................   83
     10.10  Change of Control...............................................................   83
     10.11  Failure to Comply with the Communications Act...................................   83
     10.12  Licenses........................................................................   83
     10.13  Operating Agreements............................................................   83

SECTION 11.  Definitions and Accounting Terms...............................................   84

     11.01  Defined Terms...................................................................   84

SECTION 12.  The Administrative Agent.......................................................  113

     12.01  Appointment.....................................................................  113
     12.02  Nature of Duties................................................................  114
     12.03  Lack of Reliance on the Administrative Agent....................................  114
     12.04  Certain Rights of the Administrative Agent......................................  114
     12.05  Reliance........................................................................  115
     12.06  Indemnification.................................................................  115
     12.07  The Administrative Agent in its Individual Capacity.............................  115
     12.08  Holders.........................................................................  116
     12.09  Resignation by the Administrative Agent.........................................  116
     12.10  Syndication Agent and Documentation Agent.......................................  116

SECTION 13.  Miscellaneous..................................................................  116

     13.01  Payment of Expenses, etc........................................................  116
     13.02  Right of Setoff.................................................................  118
     13.03  Notices.........................................................................  118

SCHEDULE I      Loan Commitments
SCHEDULE II     Lender Addresses
SCHEDULE III    Real Property

                                      (iv)

SCHEDULE IV     Subsidiaries
SCHEDULE V      Existing Indebtedness
SCHEDULE VI     FCC Licenses
SCHEDULE VII    Governmental Authorizations
SCHEDULE VIII   Insurance
SCHEDULE IX     Existing Liens
SCHEDULE X      Existing Investments
SCHEDULE XI     Certain Pledge Agreement Collateral

EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Multiple Draw A Term Note
EXHIBIT B-2     B Term Note
EXHIBIT B-3     Revolving Note
EXHIBIT B-4     Swingline Note
EXHIBIT C       Incremental Term Loan Commitment Agreement
EXHIBIT D       Letter of Credit Request
EXHIBIT E       Section 4.04(b)(ii) Certificate
EXHIBIT F-1     Opinion of  Morrison & Foerster, LLP
EXHIBIT F-2     Opinion of Swidler Berlin Shereff Friedman, LLP
EXHIBIT F-3     Opinion of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Rosen
EXHIBIT F-4     Opinion of General Counsel of the Borrower
EXHIBIT G       Officers' Certificate
EXHIBIT H       Pledge Agreement
EXHIBIT I       Security Agreement
EXHIBIT J       Subsidiaries Guaranty
EXHIBIT K       Solvency Certificate
EXHIBIT L       Subordination Provisions
EXHIBIT M       Assignment and Assumption Agreement
EXHIBIT N       Intercompany Note

                                      (v)

          CREDIT AGREEMENT, dated as of May 10, 1999, among IDT CORPORATION, a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, LEHMAN COMMERCIAL PAPER INC., as documentation agent and co-arranger (in such capacity, the "Documentation Agent"), CIBC WORLD MARKETS CORP., as syndication agent and co-arranger (in such capacity, the "Syndication Agent"), and BANKERS TRUST COMPANY, as lead arranger, bookrunner and administrative agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a)  Subject to and upon the terms and
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conditions set forth herein, each Lender with an Initial Multiple Draw A Term Loan Commitment severally agrees to make on each Initial Multiple Draw A Term Loan Borrowing Date a term loan or term loans (each an "Initial Multiple Draw A Term Loan" and, collectively, the "Initial Multiple Draw A Term Loans") to the Borrower, which Initial Multiple Draw A Term Loans (i) only may be incurred on and after the Initial Borrowing Date and prior to the Term Loan Commitment Termination Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b),
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all Initial Multiple Draw A Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Initial Multiple Draw A Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day following the Initial Borrowing Date and (2) the Syndication Date, and
(iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Multiple Draw A Term Loan Commitment of such Lender on any such Initial Multiple Draw A Term Loan Borrowing Date. Once repaid, Initial Multiple Draw A Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial B Term Loan Commitment severally agrees to make a term loan or term loans (each an "Initial B Term Loan" and, collectively, the "Initial B Term Loans") to the Borrower, which Initial B Term Loans (i) only may be incurred on the Initial Borrowing Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically
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provided in Section 1.10(b), all Initial B Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Initial B Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day following the Initial Borrowing Date and (2) the

Syndication Date, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial B Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Initial B Term Loans incurred hereunder may not be reborrowed.

          (c) Subject to Section 1.14 and the other terms and conditions set forth herein, each Lender with an Incremental Multiple Draw A Term Loan Commitment severally agrees to make on each Incremental Multiple Draw A Term Loan Borrowing Date a term loan or term loans (each an "Incremental Multiple Draw A Term Loan" and, collectively, the "Incremental Multiple Draw A Term Loans") to the Borrower, which Incremental Multiple Draw A Term Loans (i) only may be incurred after the Initial Multiple Draw A Term Loan Full Utilization Date and prior to the Term Loan Commitment Termination Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise
                                     --------
specifically provided in Sections 1.10(b) and 1.14, all Incremental Multiple Draw A Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental Multiple Draw A Term Loan Commitment of such Lender on any such Incremental Multiple Draw A Term Loan Borrowing Date. Once repaid, Incremental Multiple Draw A Term Loans incurred hereunder may not be reborrowed.

          (d) Subject to Section 1.14 and the other terms and conditions set forth herein, each Lender with an Incremental B Term Loan Commitment severally agrees to make a term loan or term loans (each an "Incremental B Term Loan" and, collectively, the "Incremental B Term Loans") to the Borrower, which Incremental B Term Loans (i) only may be incurred on an Incremental B Term Loan Borrowing Date (which date, in any event, shall be the date of the effectiveness of the applicable Incremental Term Loan Commitment Agreement pursuant to which such Incremental B Term Loans are to be made) after the Initial Multiple Draw A Term Loan Full Utilization Date and prior to the Term Loan Commitment Termination Date, provided that with the consent of the Agents, the Borrower may incur Incremental B Term Loans on an Incremental B Term Loan Borrowing Date occurring prior to the Initial Multiple Draw A Term Loan Full Utilization Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as
                                                     --------
otherwise specifically provided in Sections 1.10(b) and 1.14, all Incremental B Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental B Term Loan Commitment of such Lender on each such Incremental B Term Loan Borrowing Date. Once repaid, Incremental B Term Loans incurred hereunder may not be reborrowed.

          (e) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b),
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all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day following the Initial Borrowing Date and (2) the Syndication Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and
(y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and (iv) shall not exceed for all such Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (f) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(f), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

          (g) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been
                 --------
automatically given upon the occurrence of a Default or an Event of

Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each RL Lender's RL Percentage (determined before
        --- ----
giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans
                --------
shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans; provided, however, for every $25,000,000 of Incremental Term Loan
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Commitments that the Borrower has obtained pursuant to Section 1.14, the Borrower shall be entitled to one additional Borrowing of Eurodollar Loans hereunder.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each
                                                        --------
case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Initial Multiple Draw A Term Loans, Initial B Term Loans, Incremental Multiple Draw A Term Loans, Incremental B Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business
Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(g), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(g).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

          1.04  Disbursement of Funds.  No later than 12:00 Noon (New York time)
                ---------------------
on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(g)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such
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Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate for the first three days and at the rate of interest otherwise applicable to the respective Borrowing for each day thereafter and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Multiple Draw A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Multiple Draw A Term Note" and, collectively, the "Multiple Draw A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Multiple Draw A Term Note issued to each Lender that has a Multiple Draw A Term Loan Commitment or outstanding Multiple Draw A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the sum of the outstanding Multiple Draw A Term Loans of such Lender at such time plus the aggregate amount of the Multiple Draw A Term Loan Commitment, if any, of such Lender at such time, and be payable in the outstanding principal amount of Multiple Draw A Term Loans evidenced thereby, (iv) mature on the Multiple Draw A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The B Term Note issued to each Lender that has a B Term Loan Commitment or outstanding B Term Loans shall (i) be executed by the Borrower,
(ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the sum of the outstanding B Term Loans of such Lender at such time plus the amount of B Term Loan Commitment, if any, of such Lender at such time, and be payable in the outstanding principal amount of B Term Loans evidenced thereby,
(iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert, on
                -----------
any Business Day occurring on or after the earlier of (A) the 90th day after the Initial Borrowing Date and (B) the Syndication Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this
Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section
                      --------
1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07  Pro Rata Borrowings.  All Borrowings of Initial Multiple Draw A
                -------------------
Term Loans, Initial B Term Loans, Incremental Multiple Draw A Term Loans, Incremental B Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Initial Multiple Draw A
                          --- ----
Term Loan Commitments, Initial B Term Loan Commitments, Incremental Multiple Draw A Term Loan Commitments, Incremental B Term

Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, provided that,
                                                                --------
in the case of Base Rate Loans, interest shall not be payable pursuant to preceding clause (iii) at the time of any repayment or prepayment thereof (but shall otherwise be payable as provided in preceding clause (i)) unless the respective repayment or prepayment is made in conjunction with the repayment or prepayment in full of the Loans of the respective Tranche and, in the case of Revolving Loans, in conjunction with a permanent reduction of the Total Revolving Loan Commitment.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time the Borrower gives any Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:
        --------

           (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any
                                                 --------  -------
     Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

           (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans of any Tranche shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

           (vii) no Interest Period in any Borrowing of Multiple Draw A Term Loans or B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b)(i) or (ii), as the case may be, if the aggregate principal amount of Multiple Draw A Term Loans or B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Multiple Draw A Term Loans or B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

           (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Initial Borrowing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances occurring since the Initial Borrowing Date affecting the interbank Eurodollar market or the position of such Lender in such market; or

           (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Initial Borrowing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than
                                                    --------
one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender determines that after the Initial Borrowing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation
                      --------
owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11  Compensation.  The Borrower shall compensate each Lender, upon
                ------------
its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section
10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Lender agrees that upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that
                                                                  --------
such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13  Replacement of Lenders.  (x)  If any Lender becomes a Defaulting
                ----------------------
Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the
                                                      --------
time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to
Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the

Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Bank and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

          1.14  Incremental Term Loan Commitments.  (a)  So long as no Default
                ---------------------------------
or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions on and after the Initial Borrowing Date and prior to March 31, 2000 that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Multiple Draw A Term Loan Commitments and/or Incremental B Term Loan Commitments and, subject to the terms and conditions contained in this Agreement, make Incremental Multiple Draw A Term Loans and/or Incremental B Term Loans pursuant thereto, as the case may be, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 1.14, such Lender shall not be obligated to fund any Incremental Multiple Draw A Term Loans and/or Incremental B Term Loans, as the case may be, (ii) any Lender (or, in the circumstances contemplated by clause (vi) below, any other Person which will qualify as an Eligible Transferee) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each provision of Incremental Term Loan Commitments pursuant to this Section 1.14 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause (vi) below, Eligible Transferees who will become Lenders)) of at least $10,000,000, (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this
Section 1.14 and the aggregate principal amount of all Incremental

Term Loans permitted to be made pursuant to Sections 1.01(c) and (d) shall not, in either case, exceed $100,000,000, provided that if less than $50,000,000 of Incremental Term Loan Commitments in the aggregate are provided pursuant to this
Section 1.14 by the earlier of (A) the 90th day after the Initial Borrowing Date and (B) the Syndication Date, then the aggregate amount of Incremental Term Loan Commitments permitted to be provided pursuant to this Section 1.14 shall be reduced by an amount equal to the difference between (x) $50,000,000 and (y) the aggregate amount of Incremental Term Loan Commitments so provided by such earlier date, (v) the relevant Incremental Term Loan Commitment Agreements shall specifically set forth whether the Incremental Term Loan Commitments in respect thereof shall constitute either Incremental Multiple Draw A Term Loan Commitments or Incremental B Term Loan Commitments, (vi) if, after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Term Loan Commitments pursuant to this Section 1.14, the Borrower has not received Incremental Term Loan Commitments in an aggregate amount equal to that amount of Incremental Term Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below), then the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), request Incremental Term Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in aggregate amount equal to such deficiency (and with the fees to be paid to such Eligible Transferee to be no greater than that to be paid to the then existing Lenders providing Incremental Term Loan Commitments), provided that any such Incremental Term Loan Commitments
                        --------
provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $5,000,000, and
(vii) all actions taken by the Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent.

          (b) At the time of any provision of Incremental Term Loan Commitments pursuant to this Section 1.14, (i) the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee (each an "Incremental Term Loan Lender") which agrees to provide an Incremental Term Loan Commitment shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit C (with the effectiveness of such Incremental Term Loan Lender's Incremental Term Loan Commitment to occur upon delivery of such Incremental Term Loan Commitment Agreement to the Administrative Agent and the payment of any fees (including, without limitation, any fees payable pursuant to clause (ii) below) required in connection therewith), (ii) the Administrative Agent shall receive from the Borrower (or, to the extent agreed to by the Borrower and the respective Incremental Term Loan Lender, from such respective Incremental Term Loan Lender) the payment of a non-refundable fee of $3,500 for each Lender (including any Eligible Transferee which becomes a Lender) providing a new (or increased) Incremental Term Loan Commitment and (iii) the Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering matters similar to those set forth in the opinion of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.03 and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and (i) at such time

Schedule I shall be deemed modified to reflect the Incremental Multiple Draw A Term Loan Commitments and/or Incremental B Term Loan Commitments, as the case may be, of such Incremental Term Loan Lenders and (ii) to the extent requested by such Incremental Term Loan Lenders, Multiple Draw A Term Notes and/or B Term Notes will be issued, at the Borrower's expense, to such Incremental Term Loan Lenders, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the new Incremental Term Loan Commitments.

          (c) In connection with each incurrence of Incremental Multiple Draw A Term Loans pursuant to Section 1.01(c) or Incremental B Term Loans pursuant to
Section 1.01(d), the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding Multiple Draw A Term Loans and B Term Loans, as the case may be, continue to participate in each Borrowing of outstanding Multiple Draw A Term Loans and B Term Loans (after giving effect to the incurrence of Incremental Multiple Draw A Term Loans or Incremental B Term Loans pursuant to Section 1.01(c) or (d), as the case may be) on a pro rata basis,
                                                             --- ----
including by adding the Incremental Multiple Draw A Term Loans or the Incremental B Term Loans to be so incurred to the then outstanding Borrowings of Multiple Draw A Term Loans or B Term Loans, as the case may be, on a pro rata
                                                                     --- ----
basis even though as a result thereof such new Incremental Multiple Draw A Term Loan or Incremental B Term Loan, as the case may be (to the extent required to be maintained as Eurodollar Loans), may effectively have a shorter Interest Period than the existing Multiple Draw A Term Loans or B Term Loans, as the case may be), and it is hereby agreed that (x) to the extent any existing Borrowings of Multiple Draw A Term Loans and B Term Loans that are maintained as Eurodollar Loans are affected as a result thereof, any costs of the type described in
Section 1.11 incurred by such Lenders in connection therewith shall be for the account of the Borrower or (y) to the extent the Incremental Multiple Draw A Term Loans and Incremental B Term Loans to be so incurred are added to the then outstanding Borrowings of Multiple A Term Loans or B Term Loans, as the case may be, which are maintained as Eurodollar Loans, the Lenders that have made such additional Incremental Multiple Draw A Term Loans or Incremental Multiple Draw B Term Loans, as the case may be, shall be entitled to receive an effective interest rate on such additional Incremental Multiple Draw A Term Loans or Incremental B Term Loans, as the case may be, as is equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such additional Incremental Multiple Draw A Term Loans or Incremental B Term Loans, as the case may be, plus the then Applicable Margin for such Tranche of Term Loans.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 15th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such letter of credit issued pursuant to this Section 2.01, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

          (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 15th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that the Issuing Lender shall not be
                                --------
under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

           (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Initial Borrowing Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof; or

           (ii) the Issuing Lender shall have received from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.03(b).

          2.02  Maximum Letter of Credit Outstandings; Final Maturities.
                -------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) in the case of standby Letters of Credit, (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) three Business Days prior to the Revolving Loan Maturity Date and (y) in the case of trade

Letters of Credit, (A) the date which occurs 180 days after the date of issuance thereof and (B) 15 days prior to the Revolving Loan Maturity Date.

          2.03  Letter of Credit Requests; Minimum Stated Amount.  (a)  Whenever
                ------------------------------------------------
the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit D appropriately completed (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon its issuance of or amendment to any the Letter of Credit, the Issuing Lender shall promptly notify the Borrower, each Participant and the Administrative Agent of such issuance or amendment and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into an arrangement satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Lender.

          2.04  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than the Issuing Lender (each such RL Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the RL Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee RL Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit issued by it, the Issuing Lender shall not have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless taken or omitted by reason of the gross negligence or willful misconduct of the Issuing Lender (as finally determined by a court of competent jurisdiction).

          (c) In the event that the Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated
                       --------  -------
to pay to the Issuing Lender its RL Percentage of such unreimbursed amount for any wrongful payment made by the Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction). If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

          (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

           (v) the occurrence of any Default or Event of Default.

          2.05  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be
                                        --------
required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate each as in effect from time to time; provided,
                                                                   --------
however, to the extent such amounts are not
-------
reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the sum of the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate each as in effect from time to time plus 2%, in each such case, with interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall
                        --------
in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be
                              --------  -------
obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction).

          2.06  Increased Costs.  If at any time after the Initial Borrowing
                ---------------
Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate the Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing

Lender or Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent, for distribution to each Non-Defaulting Lender, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the average daily amount of such Lender's Aggregate Unutilized Commitment. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date on which the Total Commitment shall have been terminated).

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to the Revolving Loan maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount
                                 --------
of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly

Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Administrative Agent and each other Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

          3.02  Voluntary Termination of Initial Multiple Draw A Term Loan
                ----------------------------------------------------------
Commitments, Incremental Multiple Draw A Term Loan Commitments and Unutilized
-----------------------------------------------------------------------------
Revolving Loan Commitments.  (a)  At any time after the Initial Borrowing Date
--------------------------
and prior to the termination of the Total Initial Multiple Draw A Term Loan Commitment, upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Initial Multiple Draw A Term Loan Commitment then in effect in whole, or reduce it in part, pursuant to this Section 3.02(a), in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of partial reductions to the Total Initial Multiple Draw A Term Loan Commitment, provided that each such reduction shall apply proportionately to
            --------
permanently reduce the Initial Multiple Draw A Term Loan Commitment of each Lender with such a Commitment.

          (b) At any time after any Incremental Multiple Draw A Term Loan Commitments have been provided by any Lender pursuant to Section 1.14 and prior to the termination of the Total Incremental Multiple Draw A Term Loan Commitment, upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Incremental Multiple Draw A Term Loan Commitment then in effect in whole, or reduce it in part, pursuant to this Section 3.02(b), in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of partial reductions to the Total Incremental Multiple Draw A Term Loan Commitment, provided that each such reduction shall apply
                        --------
proportionately to permanently reduce the Incremental Multiple Draw A Term Loan Commitment of each Lender with such a Commitment.

          (c) Upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 3.02(c), in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each
                                                              --------
such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment.

          (d) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

          3.03  Mandatory Reduction of Commitments.  (a)  The Total Commitment
                ----------------------------------
(and each Commitment of each Lender) shall terminate in its entirety on May 31, 1999 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial Multiple Draw A Term Loan Commitment
shall (i)   be reduced on the Initial Borrowing Date (before giving effect to the incurrence of any Initial Multiple Draw A Term Loans on such date) in the amount by which the aggregate principal amount of Senior Notes which remain outstanding on such date and after giving effect to Senior Notes Tender Offer/Consent Solicitation exceeds $10,000,000, (ii) be reduced on each Initial Multiple Draw A Term Loan Borrowing Date (after giving effect to the making of Initial Multiple Draw A Term Loans on each such date) in an amount equal to the aggregate principal amount of Initial Multiple Draw A Term Loans incurred on each such date, (iii) be reduced on February 10, 2000 by an amount equal to the remainder (if positive) of $25,000,000 minus the aggregate principal amount of Initial Multiple Draw A Term Loans theretofore incurred, and (iv) terminate in its entirety (to the extent not theretofore terminated) on the Term Loan Commitment Termination Date.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial B Term Loan Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Initial B Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Incremental Multiple Draw A Term Loan Commitment shall (i) be reduced on each Incremental Multiple Draw A Term Loan Borrowing Date (after giving effect to the making of Incremental Multiple Draw A Term Loans on each such date) in an amount equal to the aggregate principal amount of Incremental Multiple Draw A Term Loans incurred on each such date, and (ii) terminate in its entirety (to the extent not theretofore terminated) on the Term Loan Commitment Termination Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Incremental B Term Loan Commitment shall terminate on each Incremental B Term Loan Borrowing Date (after giving effect to the incurrence of Incremental B Term Loans on such date).

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(c) through
(g), inclusive, is required (and exceeds the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, unless the Required Lenders otherwise agree, the Total Commitment (and each Commitment of each Lender) shall terminate in its entirety on the date on which a Change of Control occurs.

          (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (i) Each reduction and/or termination to the Total Initial Multiple Draw A Term Loan Commitment, the Total Incremental Multiple Draw A Term Loan Commitment, the Total Initial B Term Loan Commitment, the Total Incremental B Term Loan Commitment and the Total Revolving Loan Commitment shall be applied to proportionately reduce and/or terminate the Multiple Draw A Term Loan Commitment, the Incremental Multiple Draw A Term Loan Commitment, the Initial B Term Loan Commitment, the Incremental B Term Loan Commitment and the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01  Voluntary Prepayments.  (a)  The Borrower shall have the right
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to prepay the Loans, without premium or penalty (except as otherwise provided in clause (vi) below), in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment, whether Multiple Draw A Term Loans, B Term Loans, Revolving Loans or Swingline Loans are to be prepaid, and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 and (z) each partial prepayment of Swingline Loans pursuant to this
Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any
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Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the
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Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; (iv) each voluntary prepayment of Term Loans pursuant to this
Section 4.01(a) shall be applied pro rata to each Tranche of outstanding Term
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Loans, with the Multiple Draw A Term Loans to be allocated the Multiple Draw A Term Loan Percentage of the amount of such prepayment and the B Term Loans to be allocated the B Term Loan Percentage of the amount of such prepayment; (v) each voluntary prepayment of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining
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unpaid principal amounts of such Scheduled Repayments of the respective Tranche of Term Loans after giving effect to all prior reductions thereto); and (vi) any voluntary prepayment of B Term Loans pursuant to this Section 4.01(a) made on or before May 10, 2000 shall be in an amount equal to the product of (x) the principal amount of the B Term Loans to be prepaid at such time and (y) 101%.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) all of the Commitments of such Lender are terminated concurrently with such repayment pursuant to Section 3.02(d) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

          4.02  Mandatory Repayments.  (a)  On any day on which the sum of (I)
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the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Multiple Draw A Term Loans, to the extent then outstanding, as is equal to the product of (I) the aggregate principal amount of all Multiple Draw A Term Loans outstanding on the Term Loan Commitment Termination Date (after giving effect to any Multiple Draw A Term Loans incurred on such date) and (II) the respective percentage set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "Multiple Draw A Term Loan Scheduled Repayment"):

      Multiple Draw A Term Loan
      Scheduled Repayment Date                    Percentage
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        January 31, 2001                             10%
        April 30, 2001                               10%
        July 31, 2001                                10%
        October 31, 2001                             10%
        January 31, 2002                             10%
        April 30, 2002                               10%
        July 31, 2002                                10%
        October 31, 2002                             10%
        January 31, 2003                             10%
        Multiple Draw A Term
           Loan Maturity Date                        10%


          (ii) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is equal to the product of (I) the aggregate principal amount of all B Term Loans outstanding on March 31, 2000 (after giving effect to any B Term Loans incurred on such date) and (II) the respective percentage set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "B Term Loan Scheduled Repayment"):


           B Term Loan
     Scheduled Repayment Date                         Percentage
     ------------------------                         ----------

        July 31, 2000                                      1%
        October 31, 2000                                 .25%
        January 31, 2001                                 .25%
        April 30, 2001                                   .25%
        July 31, 2001                                    .25%
        October 31, 2001                                 .25%
        January 31, 2002                                 .25%
        April 30, 2002                                   .25%
        July 31, 2002                                    .25%
        October 31, 2002                                 .25%
        January 31, 2003                                 .25%
        April 30, 2003                                   .25%
        July 31, 2003                                     24%
        October 31, 2003                                  24%
        January 31, 2004                                  24%
        B Term Loan
           Maturity Date                               24.25%


          (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) from the issuance by the Borrower of shares of its common stock (including as a result of the exercise of any options with regard thereto), or options to purchase shares of its common stock, to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year of the Borrower or (ii) from equity contributions to any Subsidiary of the Borrower to the extent made by the Borrower or another Subsidiary of the Borrower), an amount equal to 50% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided,
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however, so long as no Default or Event of Default then exists and the
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Consolidated Leverage Ratio at such time shall be less than or equal to 2.00:1.00, no repayment shall be required at such time pursuant to this Section 4.02(c).

          (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Initial

Borrowing Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

          (e) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided that with
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respect to (A) (i) the sale of the Internet Business and (ii) the sale of up to 10% in the aggregate of the capital stock of Net2Phone owned by the Borrower as of the Initial Borrowing Date to one or more private investors in a transaction previously described to the Agents and (B) no more than $12,000,000 in the aggregate of cash proceeds from other Asset Sales in any fiscal year of the Borrower (or $3,000,000 of such cash proceeds in the aggregate for the period from the Initial Borrowing Date through July 31, 1999) (other than (in either case) from the sale of any additional capital stock of Net2Phone), in each case the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists and the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.14 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the assets or 100% of the capital stock of a Person engaged in such businesses) within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided
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further, that (I) if all or any portion of such Net Sale Proceeds not required to be applied to the repayment of outstanding Term Loans are not so reinvested within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e) without regard to the preceding proviso and (II) so long as no Default or Event of Default then exists and the Consolidated Leverage Ratio at such time shall be less than 2.50:1.00, any Net Sale Proceeds received from the sale of any capital stock of Net2Phone shall not be required to be applied and/or reinvested pursuant to this Section 4.02(e).

          (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 50% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided that so long as no
                                              --------
Default or Event of Default then exists, from and after the Borrower's fiscal year ending July 31, 2001 and so long as Section 9.08 requires a Consolidated Leverage Ratio of 2.00:1.00 or less on the applicable Excess Cash Payment Date, no repayments shall be required pursuant to this Section 4.02(f).

          (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events in which the Net Insurance Proceeds therefrom does not exceed $100,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided that so long as no Default or Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and provided further, that (i) if the amount of such Net Insurance Proceeds exceeds $5,000,000, then the entire amount of the proceeds from such Recovery Event and not just the portion in excess of $5,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it or its applicable Subsidiary in connection with the replacement or restoration of the respective properties or assets (pursuant to certification requirements to the effect that (x) no Default or Event of Default then exists and (y) the Borrower or its applicable Subsidiary has actually incurred such costs (which certification shall be accompanied by any paid invoices or invoices required to be paid within 5 Business Days thereafter)), although at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder, and (ii) if all or any portion of such Net Insurance Proceeds not required to be applied to the repayment of principal of outstanding Term Loans pursuant to the preceding proviso are not so used within 270 days after the date of the receipt of such Net Insurance Proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g) without regard to the provisions of the preceding proviso.

          (h) Each amount required to be applied to outstanding Term Loans pursuant to Sections 4.02(c), (d), (e), (f) and (g) shall be applied pro rata to
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each Tranche of outstanding Term Loans, with the Multiple Draw A Term Loans to be allocated the Multiple Draw A Term Loan Percentage of the amount of such prepayment and the B Term Loans to be allocated the B Term Loan Percentage of the amount of such prepayment. The amount of each principal repayment of each Tranche of Term Loans made as required by said Sections 4.02(c), (d), (e), (f) and (g) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining
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unpaid principal amounts of such Scheduled Repayments of the respective Tranche of Term Loans after giving effect to all prior reductions thereto).

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments
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of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such
                                                        --- ----
Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (j) Notwithstanding anything to the contrary contained in this Section
4.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), at any time that Multiple Draw A Term Loans are outstanding, the Borrower shall have the option, in its sole discretion, to give the Lenders with outstanding B Term Loans (the "B Lenders") the option to waive their pro rata
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share of a mandatory repayment of B Term Loans which is to be made pursuant to Sections 4.02(c), (d), (e), (f) and/or (g) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions seth forth in this Section 4.02(j). If the Borrower elects to exercise the option referred to in the immediately preceding sentence, the Borrower shall give to the Administrative Agent written notice of the Borrower's intention to give the B Lenders the right to waive a Waivable Mandatory Repayment (including in such notice, the aggregate amount of such proposed repayment) at least five Business Days prior to the date of the proposed repayment, which notice the Administrative Agent shall promptly forward to all B Lenders (indicating in such notice the amount of such repayment to be applied to each such B Lender's outstanding B Term Loans). The Borrower's offer to permit the B Lenders to waive any such Waivable Mandatory Repayment may apply to all or part of such repayment, provided that any offer to waive part of
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such repayment must be made ratably to the B Lenders on the basis of their outstanding B Term Loans. In the event that any such B Lender desires to waive its pro rata share of such Lender's right to receive any such Waivable Mandatory
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Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 4:00 P.M. (New York time) on the date which is two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such repayment. If any B Lender does not reply to the Administrative Agent within such two Business Day period, such Lender will be deemed not to have waived any part of such repayment. If any B Lender does not not specify an amount it wishes to receive, such B Lender will be deemed to have accepted 100% of its share of such repayment. In the event that any such B Lender waives all or part of its share of any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Lender to the outstanding Multiple Draw A Term Loans in accordance with Sections 4.02(h) and (i).

          (k) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (ii) unless the Required Lenders otherwise agree, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          4.03  Method and Place of Payment.  Except as otherwise specifically
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provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder
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or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to

Section 1.13 or 13.04 (unless the respective Lender was already Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Initial Borrowing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Initial Borrowing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5.  Conditions Precedent to Credit Events on the Initial
                      ----------------------------------------------------
Borrowing Date.  The obligation of each Lender to make Loans, and the obligation
--------------
of the Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Initial
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Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same, the appropriate Multiple Draw A Term Note, B Term Note and/or Revolving Note executed by the Borrower and to the Swingline Lender to the extent requested by it, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          5.02  Officer's Certificate.  On the Initial Borrowing Date, the
                ---------------------
Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08 and 6.01 have been satisfied on such date.

          5.03  Opinions of Counsel.  On the Initial Borrowing Date, the
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Administrative Agent shall have received (i) from Morrison & Foerster LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Swidler Berlin Shereff Friedman, LLP, special FCC counsel and state public utility counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) from Ravin, Sarasohn, Cook, Baumgarten, Fisch & Rosen, special New Jersey counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-3 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iv) from the General Counsel of the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-4 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          5.04  Corporate Documents; Proceedings; etc.  (a)  On the Initial
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Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed on behalf of such Credit Party by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with, except as otherwise provided in Section 8.17(i)(IV), copies of the certificate or articles of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

          (b) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, partnership or limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05  Fees, etc.  On the Initial Borrowing Date, the Borrower shall
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have paid to each Agent and each Lender all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to such Agent and such Lender to the extent then due.

          5.06  Adverse Change, etc.  (a)  Nothing shall have occurred (and
                --------------------
neither the Agents nor the Lenders shall have become aware of any facts or conditions not previously known) which the Agents or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by this Agreement and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in effect other than obtaining the Required Approvals from the applicable state regulatory agencies in order to allow for the maturity of the Loans to be in excess of 12 months from the Initial Borrowing Date. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Documents or otherwise referred to herein or therein.

          5.07  Litigation.  On the Initial Borrowing Date, there shall be no
                ----------
actions, suits or proceedings pending or, to the knowledge of the Borrower, any Agent or any Lender, threatened (i) with respect to this Agreement or any other Document or (ii) which the Agents or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

          5.08  Senior Notes Tender Offer/Consent Solicitation.  On or prior to
                ----------------------------------------------
the Initial Borrowing Date, (i) the Borrower shall have consummated a tender offer/consent solicitation with respect to the outstanding Senior Notes (the "Senior Notes Tender Offer/Consent

Solicitation"), pursuant to which (x) the Borrower shall have offered, subject to the terms and conditions contained in the Senior Notes Tender Offer/Consent Solicitation, to purchase all of the outstanding Senior Notes at the cash price set forth in the Senior Notes Tender Offer/Consent Solicitation and (y) consents shall have been solicited to a proposed amendment to the Senior Notes Indenture, on terms and conditions set forth in the Senior Notes Tender Offer/Consent Solicitation, which amendment shall provide for the substantial elimination of the operating covenants contained in the Senior Notes Indenture (including, without limitation, restrictions on the incurrence of liens, restricted payments, transactions with affiliates and indebtedness) and the amendment or elimination of certain other provisions in the Senior Notes Indenture, (ii) the period for tendering Senior Notes pursuant thereto shall terminate on or prior to the Initial Borrowing Date, (iii) the Borrower shall have received sufficient consents to authorize the execution and delivery of the Senior Notes Indenture Supplement, (iv) the Borrower and the trustee under the Senior Notes Indenture shall have duly executed and delivered the Senior Notes Indenture Supplement,
(v) the Borrower shall have purchased all of the Senior Notes tendered (which shall in no event be less than a majority in aggregate principal amount of all outstanding Senior Notes), and not theretofore withdrawn, pursuant to the Senior Notes Tender Offer/Consent Solicitation, (vi) the Administrative Agent shall have received true and correct copies of the Offer to Purchase and Consent Solicitation Statement and Senior Notes Indenture Supplement delivered and/or entered into in connection with the Senior Notes Tender Offer/Consent Solicitation and (vii) the Administrative Agent shall be reasonably satisfied that, and the Borrower hereby confirms that, the Senior Notes Tender Offer/Consent Solicitation shall have been consummated in accordance with the Senior Notes Tender Offer/Consent Solicitation Documents, the Senior Notes Indenture and all applicable laws.

          5.09  Pledge Agreement.  On the Initial Borrowing Date, each Credit
                ----------------
Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Pledge Agreement") and, except as set forth in Section 8.17(i)(I), shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral thereunder constituting a certificated security or promissory note, if any, and then owned by such Credit Party, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

          5.10  Security Agreement.  On the Initial Borrowing Date, each Credit
                ------------------
Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (b) certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name the Borrower or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name the Borrower or any of its Domestic Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

          (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5.11  Subsidiaries Guaranty.  On the Initial Borrowing Date, each
                ---------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit J (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

          5.12  Financial Statements; Projections.  On or prior to the Initial
                ---------------------------------
Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma balance sheet and
                                                   --- -----
the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma balance sheet and Projections shall be in form
                      --- -----
and substance reasonably satisfactory to the Agents and the Required Lenders.

          5.13  Solvency Certificate; Insurance Certificates.  On the Initial
                --------------------------------------------
Borrowing Date, the Borrower shall have delivered to the Administrative Agent:

           (i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit K; and

           (ii) certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents and the Required Lenders and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Collateral Agent.

          5.14  Plans; Shareholders' Agreements; Management Agreements; Non-
                -----------------------------------------------------------
Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements;
-----------------------------------------------------------------------------
Existing Indebtedness Agreements; Operating Agreements.  On or prior to the
------------------------------------------------------
Initial Borrowing Date,
there shall have been delivered (or otherwise made available) to the Administrative Agent true and correct copies of the following documents:

           (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such Plan);

           (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders, partners or members relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

           (iii) all material management and consulting agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

           (iv) all non-compete agreements entered into by the Borrower or any of its Subsidiaries (or representative forms of such non-compete agreements) (collectively, the "Non-Compete Agreements");

           (v) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

           (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

           (vii) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date which has an aggregate outstanding balance or unutilized commitments of at least $250,000 (collectively, the "Existing Indebtedness Agreements"); and

           (viii) all material operating agreements, indefeasible right of use agreements, resale agreements and similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Operating Agreements");

all of which Plans, Shareholders' Agreements, Management Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Tax Sharing Agreements, Existing Indebtedness Agreements and Operating Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date.

          5.15  Net2Phone Transaction.  (a)  On or prior to the Initial
                ---------------------
Borrowing Date, the Administrative Agent shall have received a letter from the Borrower describing the proposed sale of Net2Phone equity referred to in the first proviso to Section 4.02(e).

          (b) On or prior to the Initial Borrowing Date, the Borrower and Net2Phone shall have entered into an Unrestricted Subsidiary Tax Sharing Agreement.

          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Lender to make Loans (including any Loans made on the Initial Borrowing
Date), and the obligation of the Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events to occur on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events to occur on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time (except to the extent that one or more of such conditions have been waived in accordance with the terms of this Agreement with respect to any such Credit Event). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Agents and the Required Lenders.

          SECTION 7.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  Organizational Status.  Each of the Borrower and each of its
                ---------------------
Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization (except with respect to the good standing of IDT International and Media Response in the State of New Jersey, although such Subsidiaries shall be in good standing under the laws of the State of New Jersey to the extent that this representation or warranty is made (or deemed made) on or after the thirtieth day following the Initial Borrowing Date), (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.02  Power and Authority.  Each Credit Party has the corporate,
                -------------------
partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or the terms of any FCC License or other Governmental Authorization, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

          7.04  Approvals.  No order, consent, approval, license, authorization
                ---------
or validation of, or filing, recording or registration with (except for (i) the filing of UCC-1 financing statements and Mortgages to perfect the security interests created under the applicable Security Documents, (ii) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and (iii) the Required Approvals to be obtained from the applicable state regulatory agencies in order to allow for the maturity of the Loans to be in excess of 12 months from the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required by any Credit Party to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Document against any Credit Party.

          7.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a) The consolidated balance sheets of the
------------------------------
Borrower for its fiscal year ended on July 31, 1998 and its fiscal quarter ended on January 31, 1999, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower for the fiscal year and fiscal quarter ended on such dates, as the case may be, copies of which have been furnished to the Agents prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes). The pro forma consolidated balance sheet of the Borrower
                            ---------
and its Subsidiaries as of January 31, 1999 (after giving effect to the transactions to occur on the Initial Borrowing Date), a copy of which has been furnished to the Lenders prior to the Initial Borrowing Date, presents fairly in all material respects the pro forma financial position of the Borrower and its
                          ---------
Subsidiaries as of January 31, 1999. Since July 31, 1998, there has been no change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On and as of the Initial Borrowing Date and after giving effect thereto, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts, (b) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the financial statements (including the notes thereto) delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

          (d) On and as of the Initial Borrowing Date, the Projections delivered to the Agents prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

          7.06  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the knowledge of the Borrower, threatened by or before any court, agency or other governmental instrumentality (i) with respect to this Agreement or any other Document or (ii) that could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

          7.07  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) furnished by or on behalf of any Credit Party in writing to any Agent or any Lender for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (it being understood that the Projections shall not be subject to the representations and warranties set forth in this Section 7.07 but instead are subject to the representations and warranties set forth in Section 7.05(d)).

          7.08  Use of Proceeds; Margin Regulations.  (a)  All proceeds of the
                -----------------------------------
Loans shall be used (i) to fund the Senior Notes Tender Offer/Consent Solicitation and to pay the fees and expenses related thereto and (ii) for the working capital and general corporate purposes of the Borrower and its Subsidiaries.

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X.

          7.09  Tax Returns and Payments.  Each of the Borrower and each of its
                ------------------------
Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10  Compliance with ERISA.  (i)  Each Plan (and each related trust,
                ---------------------
insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or the Borrower is reasonably expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code and any failure to so comply would not result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent in the applicable recording offices, creates a fully perfected lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein which is capable of being perfected with such filings, subject to no other Liens other than Permitted Liens.

          (b) Upon the completion of the applicable procedures set forth in
Section 3.2 of the Pledge Agreement, the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral constituting certificated securities and promissory notes and the proceeds thereof under the Pledge Agreement.

          (c) After the execution and delivery thereof pursuant to this Agreement and the recordation thereof with the appropriate recording office of the jurisdiction in which the related Mortgaged Property is located, the applicable Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section
9.01 related thereto).

          7.12  Properties.  Each of the Borrower and each of its Subsidiaries
                ----------
has good and marketable title to all material properties owned by them, including all material property reflected in the most recent historical balance sheet referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens. Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Domestic Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by the Borrower or such Domestic Subsidiary.

          7.13  Year 2000. All Information Systems and Equipment are either Year
                ---------
2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999, except to the extent that the failure to be Year 2000 Compliant could not reasonably be expected to have a Material Adverse Effect. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the

Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect.

          7.14  Subsidiaries.  (a)  As of the Initial Borrowing Date, the
                ------------
Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule
IV. Schedule IV correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          (b) As of the Initial Borrowing Date, each of the Subsidiaries of the Borrower designated as an "Inactive Subsidiary" on Schedule IV (each an "Inactive Subsidiary") is an inactive Subsidiary of the Borrower and, as such, engages in no business activities and has no material assets or liabilities.

          7.15  Compliance with Statutes, etc.  Each of the Borrower and each of
                ------------------------------
its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the holding of the FCC Licenses and the other Governmental Authorizations and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.16  Investment Company Act.  Neither the Borrower nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.17  Public Utility Holding Company Act.  Neither the Borrower nor
                ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.18  Environmental Matters.  Except to the extent that any matter set
                ---------------------
forth or described in clause (a) or (b) below, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of the Borrower, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the

Borrower or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

          7.19  Labor Relations.  Neither the Borrower nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          7.20  Patents, Licenses, Franchises and Formulas.  Each of the
                ------------------------------------------
Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

          7.21  Indebtedness.  Schedule V sets forth a true and complete list of
                ------------
all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date (excluding the Senior Notes which will remain outstanding after the consummation of the Senior Notes Tender Offer/Consent Solicitation and the Obligations, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

         7.22  Capitalization.  (a) On the Initial Borrowing Date, the
               --------------
authorized capital stock of the Borrower shall consist of (i) 100,000,000 shares
of common stock, $.01 par value per share, (ii)   35,000,000 shares of Class A
common stock, $.01 par value per share, and (iii) 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares of such preferred stock are issued and outstanding. All outstanding shares of the capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for (i) rights to purchase or receive shares of the Borrower's common stock and options or warrants to purchase shares of the Borrower's common stock, in each case which may be issued from time to time, and (ii) shares of the Borrower's Class A common stock or Qualified Preferred Stock which may be converted into shares of its common stock.

         7.23  FCC Licenses.  The Borrower and its Subsidiaries hold all FCC
               ------------
licenses, registrations and authorizations as are necessary to the Borrower's and its Subsidiaries' businesses (collectively, the "FCC Licenses"). Each of the FCC Licenses that is material to the business of the Borrower or any of its Subsidiaries has been validly issued and is in full force and effect. All FCC Licenses in effect on the Initial Borrowing Date and their respective expiration dates are listed and described on Schedule VI and true copies of such FCC Licenses, with any and all modifications, amendments, and pending applications therefor or relating thereto, as of the Initial Borrowing Date have been furnished to the Administrative Agent. The Borrower has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the policies, rules and regulations of the FCC applicable generally to business of the type, nature, class or location of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are in compliance in all material respects with the terms and conditions of the FCC Licenses applicable to it and with the policies, rules and regulations of the FCC and the Communications Act of 1934, as amended (the "Communications Act"). No proceedings are pending or are, to the knowledge of the Borrower, threatened which may reasonably be expected to result in the revocation, rescission, modification, non-renewal or suspension of any FCC License that is material to the business of the Borrower or any of its Subsidiaries, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Borrower or any of its Subsidiaries. All reports, applications, tariffs and other documents required to be filed by the Borrower or any of its Subsidiaries, as appropriate, with the FCC have in all material respects been timely filed and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Borrower, there are no unsatisfied or otherwise outstanding citations, complaint proceedings, notices of liability or notices of forfeiture issued by the FCC and received by the Borrower or a Subsidiary thereof with respect to the Borrower or any of its Subsidiaries or any of their respective operations.

         7.24  Other Governmental Authorizations.  In addition to the FCC
               ---------------------------------
Licenses issued by the FCC, the Borrower and its Subsidiaries hold all material licenses, certificates, registrations and authorizations issued by any other governmental entity (domestic and foreign) necessary to operate their respective businesses for each line of business of the Borrower or any of its Subsidiaries requiring such authorization and in each jurisdiction in which Borrower or any of its Subsidiaries may be deemed to be conducting their respective businesses under applicable law (collectively, the "Governmental Authorizations"). Each of the Governmental Authorizations has been validly issued and is in full force and effect. The Governmental Authorizations as of the Initial Borrowing Date are listed on Schedule VII, with any expiration date for any such authorization identified on Schedule VII, with authorizations issued by state public service or utility commissions (or analogous state authorities) listed in Part A of
Schedule VII and other Governmental Authorizations listed in Part B of Schedule
VII. None of the Governmental Authorizations contain any conditions or limitations outside the normal course that would materially and adversely restrict the operations of the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries have been and are in compliance in all material respects with the terms and conditions of the Governmental Authorizations applicable to them. Other than the proceedings of a general nature, no proceedings are pending or are, to the knowledge of the Borrower, threatened, and, to the Borrower's knowledge, no event has occurred, which may reasonably be expected to result in the revocation, rescission, adverse modification, non-renewal or suspension of any Governmental Authorization that is material to the business of the Borrower or any of its Subsidiaries, the denial of any pending applications therefor, the issuance of any cease and desist order, or the imposition of any material fines, forfeitures, or other administrative actions by a governmental entity. All reports, applications, tariffs and other documents required to be filed by the Borrower or any of its Subsidiaries, as appropriate, with the governmental entity issuing a Government Authorization have in all material respects been timely filed, and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Borrower, there are no material unsatisfied or otherwise outstanding citations issued by any governmental entity and received by the Borrower or a Subsidiary thereof with respect to the Borrower or any of its Subsidiaries. Schedule VII separately lists all pending applications for certificates or other authorizations from any state public service or utility commission (or analogous state authority).

         7.25  Qualification.  The transactions contemplated herein, under
               -------------
applicable law (including the Communications Act) and the applicable policies, rules, regulations and practices of the FCC and other governmental entities, would not disqualify the Borrower or any of its Subsidiaries as an assignee or transferee of the FCC Licenses or the Governmental Authorizations or result in the imposition of any materially adverse condition on or modification of the FCC Licenses or the Governmental Authorizations.

         7.26  Insurance.  Schedule VIII sets forth a true and complete listing
               ---------
of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth thereon.

          SECTION 8.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants.  The Borrower will furnish to the
                ---------------------
Administrative Agent (which will promptly forward same to each Lender):

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
month of the Borrower (commencing with its fiscal month ending on May 31, 1999), financial statements of the Borrower and its Subsidiaries consisting of consolidated balance sheet items as at the end of such fiscal month and related consolidated statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, all in a form, and presented on a basis, reasonably satisfactory to the Administrative Agent, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year (although no such comparisons shall be required until the delivery of the monthly financial statements for the fiscal month ending May 31, 2000).

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
of the first three quarterly accounting periods in each fiscal year of the Borrower (commencing with its quarterly accounting period ended on April 30, 1999), (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and the respective budgeted figures for such quarterly accounting period, all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood that, except for comparisons against budget (which must be delivered separately), the delivery by the Borrower to the Administrative Agent of the Borrower's Form 10-Q for the respectively quarterly accounting period as filed with the SEC within the time frame set forth above shall satisfy the Borrower's obligations under this clause
(b) for such quarterly accounting period to the extent that such Form 10-Q contains the information required to be delivered pursuant to this clause (b)).

          (c)  Annual Financial Statements.  As soon as available, but no later
               ---------------------------
than 100 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood that, except for the accountants' report (which must be delivered separately), the delivery by the Borrower to the Administrative Agent of the Borrower's Form 10-K for the respective fiscal year as filed with the SEC within the time frame set forth above shall satisfy the Borrower's obligations under this clause (c) for such fiscal year to the extent that such Form 10-K contains the information required to be delivered pursuant to this clause (c)).

          (d)  Management Letters.  Promptly after the Borrower's or any of its
               ------------------
Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

          (e)  Budgets.   No later than 60 days following the first day of each
               -------
fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries, in form reasonably satisfactory to the Administrative Agent, consisting of budgeted statements of income and sources and uses of cash and balance sheets, prepared by the Borrower for each of the four fiscal quarters of such fiscal year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (f)  Officers Certificates.  At the time of the delivery of the
               ---------------------
financial statements provided for in Sections 8.01(b) and (c), a certificate of a senior financial officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish (I) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(f) (to the extent delivered with the financial statements required by Section 8.01(c)), 4.02(g), 9.03, 9.04, 9.05 and 9.07
through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be, (II) the Applicable Margin for the Margin Reduction Period commencing with the delivery of the respective financial statements and (III) if delivered with the financial statements required by Section 8.01(c) in respect of the Borrower's fiscal years ending on and after July 31, 2001, in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

          (g)  Notice of Default or Litigation.  Promptly upon, and in any event
               -------------------------------
within five Business Days after, any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) the commencement of, or threat of, or any development in, the revocation, material adverse modification, non-renewal or suspension of, or the filing of any petitions to deny or similar pleadings against any renewal or other application filed on behalf of the Borrower or any Subsidiary thereof, or with respect to any of the FCC Licenses or Governmental Authorizations material to the Borrower or any of its Subsidiaries, (iii) the issuance of, or the threat of, any cease and desist order or the imposition of any material fines, forfeitures or other administrative actions by the FCC or any other governmental entity with respect to the Borrower or any of its Subsidiaries and
(iv) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document.

          (h)  Other Reports and Filings.  Promptly after the filing or delivery
               -------------------------
thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and all proxy materials, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all material reports or filings submitted by the Borrower or any of its Subsidiaries with the FCC or other governmental instrumentality.

          (i)  Environmental Matters.  Promptly after any officer of the
               ---------------------
Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

           (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

           (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that
     (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

           (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

           (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall
                            --------
     deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

          (j)  Other Information.  From time to time, such other information or
               -----------------
documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or any Lender may reasonably request.

          8.02  Books, Records and Inspections; Annual Meetings.  (a)  The
                -----------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which entries sufficient to prepare the financial statements required to be delivered pursuant to this Agreement in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request; provided that so long as no Default
                                             --------
or Event of Default has occurred and is continuing, each Lender shall be entitled to only one visitation and inspection right per fiscal quarter of the Borrower.

          (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

          8.03  Maintenance of Insurance.  (a) The Borrower will, and will cause
                ------------------------
each of its Subsidiaries to, (i) maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (ii) furnish to the Administrative Agent, together with each set of financial statements delivered pursuant to Section 8.01(c), full information as to the insurance carried.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall name the Collateral Agent as loss payee and/or additional insured, (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties.

          (c) If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

          8.04  Corporate Franchises.  The Borrower will, and will cause each of
                --------------------
its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
                                  --------  -------
Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.05  Compliance with Statutes, etc.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the ownership of its property and the retention of the FCC Licenses and the other Governmental Authorizations (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls and all domestic and foreign statutes, regulations, orders and restrictions relating to the provision of communications or communications services), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06  Compliance with Environmental Laws.  The Borrower will, and will
                ----------------------------------
cause each of its Subsidiaries to, comply in all respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          8.07  ERISA.  As soon as possible and, in any event, within fifteen
                -----
(15) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan covered by Title IV of ERISA has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver, or cause its ERISA Affiliate to deliver, to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Upon the request of the Administrative Agent, the Borrower will deliver, or cause its ERISA Affiliate to deliver, to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, the Borrower will deliver, or cause its ERISA Affiliate to deliver, to each of the Lenders, copies of any records, documents or other information that must be furnished to the PBGC or any other governmental agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan no later than fifteen (15) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable. The Borrower will ensure, and will cause each of its Subsidiaries to ensure, that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing, either individually and/or in the aggregate, could not be reasonably likely to result in a Material Adverse Effect.

          8.08  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) its fiscal year to end on July 31, and
(ii) its fiscal quarters to end on October 31, January 31, April 30 and July 31.

          8.09  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it (other than immaterial taxes, assessments and governmental charges or levies), prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i);

provided, that neither the Borrower nor any of its Subsidiaries shall be
--------
required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.10  Good Repair.  The Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition (ordinary wear and tear excepted), and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.11  Performance of Obligations.  The Borrower will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.12  Year 2000.  The Borrower will, and will cause each of its
                ---------
Subsidiaries to, (i) ensure that its Information Systems and Equipment are at all times after September 30, 1999 Year 2000 Compliant, except insofar as the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) notify the Administrative Agent promptly upon detecting any failure of the Information Systems and Equipment to be so Year 2000 Compliant. In addition, the Borrower will, and will cause each of its Subsidiaries to, provide any Agent and any Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as such Agent or such Lender shall reasonably request.

          8.13  Ownership in Net2Phone; etc.  (a)  Prior to a registered initial
                ---------------------------
public equity offering by Net2Phone, the Borrower will maintain an equity ownership interest in the capital stock of Net2Phone equal to at least 27.8% of the equity ownership in the capital stock of Net2Phone that the Borrower owned on March 29, 1999; provided that from and after the consummation of a registered initial public equity offering by Net2Phone, the Borrower will maintain an equity ownership interest in the common stock of Net2Phone equal to at least 50% of the Net2Phone common stock owned by the Borrower 72 hours after the consummation of such initial public equity offering.

          (b) At the time that any of the capital stock of Net2Phone constitutes Margin Stock, the Borrower will execute and deliver to each Lender an appropriately completed Form U-1 or Form G-3 referred to in Regulation U, as appropriate, the form of which shall be provided to the Borrower by such Lender.

          8.14  Corporate Separateness.  The Borrower will take, and will cause
                ----------------------
each of its Subsidiaries and Unrestricted Subsidiaries to take, all action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of any Unrestricted Subsidiaries including, without limitation, ensuring that all customary formalities regarding their respective corporate existence, including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. Neither the Borrower nor any of its Subsidiaries will make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of the Borrower and its Subsidiaries from any Unrestricted Subsidiaries, and the Borrower and its Subsidiaries will maintain their own respective payroll (if any) and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary will pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Borrower and its Subsidiaries will at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries or

Unrestricted Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of the Borrower or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

          8.15  Interest Rate Protection.  No later than 90 days following the
                ------------------------
Initial Borrowing Date, the Borrower will enter into Interest Rate Protection Agreements mutually agreeable to the Borrower and the Agents, with a term of at least two years, establishing a fixed or maximum market rate of interest for an aggregate amount equal to at least 50% of the aggregate principal amount of all Term Loans then outstanding.

          8.16  Mortgage; Opinion of Counsel; Title Insurance; etc.  In the
                ---------------------------------------------------
event that 225 Old NB Road has not obtained mortgage financing for the Piscataway Facility as permitted by Section 9.04(xii) by November 15, 1999, then within 60 days thereafter, the Collateral Agent shall have received:

          (i) a duly authorized, fully executed, acknowledged and delivered Mortgage encumbering such Real Property, together with evidence that counterparts of such Mortgage have been delivered to the title insurance company insuring the Lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable Lien on such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

          (ii) an opinion of counsel reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, from counsel reasonably satisfactory to the Administrative Agent, which opinion shall cover certain of the matters (but not title or lien priority) relating to the security interests granted pursuant to such Mortgage and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request;

          (iii) a Mortgage Policy covering such Mortgaged Property, together with all endorsements reasonably requested by the Administrative Agent relating thereto issued by title insurers reasonably satisfactory to the Administrative Agent in amounts reasonably satisfactory to the Administrative Agent assuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances related thereto and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include, as appropriate and to the extent available, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Administrative Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance (to the extent available) and such reinsurance as the Administrative Agent may reasonably request; and

          (iv) a recent survey, in form and substance reasonably satisfactory to the Administrative Agent, of such Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Administrative Agent.

          8.17  Additional Security; Further Assurances; etc.  (a)  The Borrower
                ---------------------------------------------
will, and will cause each Subsidiary Guarantor to, grant to the Collateral Agent security interests and Mortgages in such assets and properties of the Borrower and the Subsidiary Guarantors as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents") , provided that neither the Borrower nor any of its
                       --------
Subsidiaries shall be required to grant a security interest in any of its assets to the extent same would not be permitted under any law applicable to the Borrower or such Subsidiary, as such determination is reasonably agreed to by the Administrative Agent. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens related thereto. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower or such respective Subsidiary, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will deliver to the Collateral Agent such opinions of counsel, Mortgage Policies and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.17 has been complied with.

          (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Agents.

          (d) The Borrower agrees that each action required above by clauses (a) through (c), inclusive, of this Section 8.17 shall be completed as soon as possible, but in no event later than 90 days after such action is either
requested to be taken by the Administrative Agent or    the Required Lenders or
required to be taken by the Borrower and/or its Subsidiaries pursuant to the terms of this Section 8.17; provided that, in no event will the Borrower or
                                --------
any of its Subsidiaries be required to (i) take any action, other than using commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with clauses (a) through (c), inclusive, of this
Section 8.17 or (ii) pay any consideration (other than de minimus amounts), incur any material obligation or relinquish any material right in connection with obtaining any such consent from third parties.

          (e) Within 45 days following the Initial Borrowing Date, the Borrower will deliver to the Administrative Agent a fully executed amendment and/or consent to the Borrower's existing indefeasible right of use agreement dated September 24, 1998 with Frontier Communications of the West, Inc. permitting the Borrower to assign, either in whole or in part, its rights and/or obligations under such agreement as collateral security to the Collateral Agent under the Security Agreement, which amendment and/or consent shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

          (f) The Borrower will, and will cause each of its Subsidiaries to, ensure that all future indefeasible right of use agreements entered into by the Borrower and/or such Subsidiary permit the assignment by the Borrower and/or such Subsidiary, either in whole or in part, of their respective rights and/or obligations under such agreement as collateral security to the Collateral Agent under the Security Agreement, except to the extent that any such assignment shall be prohibited by applicable law (it being understood and agreed, however, (i) that the seller under an indefeasible right of use agreement (to the extent that such seller is not the Borrower or a Subsidiary or Unrestricted Subsidiary thereof) may retain the right to consent to any future assignment or transfer of such agreement by the Collateral Agent upon the exercise of the Collateral Agent's rights and remedies under the Security Agreement so long as such consent rights are subject to not being unreasonably withheld or delayed and (ii) to the extent that the seller under such indefeasible right of use agreement is the Borrower or a Subsidiary thereof, the terms of the second parenthetical of the final sentence of Section 9.02 shall apply).

          (g) At the time that the Borrower or any Subsidiary Guarantor acquires any Pledge Agreement Collateral that constitutes Margin Stock, the Borrower or such Subsidiary Guarantor, as the case may be, will notify the Administrative Agent thereof and, within 10 days thereafter, will (i) deliver such Pledge Agreement Collateral to the Collateral Agent under the Pledge Agreement and (ii) execute and deliver to each Lender an appropriately completed Form U-1 or Form G-3 referred to in Regulation U, as applicable, the form of which shall be provided to the Borrower or such Subsidiary Guarantor by such Lender.

          (h) At such time as any Inactive Subsidiary ceases to constitute an "Inactive Subsidiary" (i.e., such Subsidiary begins to engage in any business
                       ----
activities or otherwise acquires or owns assets with an aggregate value of $50,000 or more), such Subsidiary will execute and deliver all of the documentation required to be executed and delivered by a new Wholly-Owned Subsidiary pursuant to sub-clauses (x)(ii) and (x)(iii) of the proviso to
Section 9.15(a).

          (i) The Borrower will, and will cause each of its respective Subsidiaries to, take the following actions within the time periods set forth below in this clause (i):

          (I) within 30 days following the Initial Borrowing Date, the Pledge Agreement Collateral described on Schedule XI shall have been delivered to the Collateral Agent under the Pledge Agreement, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock; provided, however, to the extent that
                                          --------  -------
     the consent of any third party is required to pledge any such Pledge Agreement Collateral constituting promissory notes, such promissory notes do not have to be delivered until such time as such consent is obtained (which the Borrower agrees to use its reasonable efforts to promptly obtain);

          (II) within 30 days following the Initial Borrowing Date, all actions shall have been take to ensure that each of IDT International, Media Response, Yovelle Renaissance and InterExchange are in good standing under the laws of the State of New Jersey, and the Administrative Agent shall have received copies of good standing certificates from the State of New Jersey evidencing same;

          (III) within 45 days following the Initial Borrowing Date, (i) IDT America shall have obtained the Required West Virginia Approval and delivered evidence of same to the Administrative Agent, (ii) IDT America shall have become a party to the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement pursuant to an assumption agreement in form and substance satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received all other documentation of the type described in Sections 5.03, 5.04, 5.09 and 5.10 with respect to IDT America as IDT America would have had to deliver if it were a Credit Party on the Initial Borrowing Date;

          (IV) within 15 days following the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the certificate of incorporation for each of 225 Old NB Road and Dipchip; and

          (V) within 90 days following the Initial Borrowing Date, the Borrower shall have taken all actions as may have been reasonably requested by the Administrative Agent with respect to the pledge of the uncertificated securities of the Borrower's Foreign Subsidiaries under the Pledge Agreement.

          8.18  Foreign Subsidiaries Security.  If, following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower does not within 45 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security

Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having a Material Adverse Effect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of the Security Agreement, Pledge Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.18 to be in form and substance reasonably satisfactory to the Administrative Agent.

          8.19  Permitted Acquisitions.  (a)  Subject to the provisions of this
                ----------------------
Section 8.19 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.08, 9.09 and 9.10 for the Test Period (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition for which financial statements are available (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other
--- -----
Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08, 9.09 and 9.10 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08, 9.09 and 9.10 as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith, (II) the fair market value (as determined in good faith by the Board of Directors of the Borrower) of any common stock or Qualified Preferred Stock of the Borrower issued as part of the purchase price therefor (provided that no Default or Event of Default under Section 10.10 would result therefrom) and (III) the aggregate amount paid and to be paid pursuant to any earn-out, non-compete or deferred compensation or purchase price arrangements) for any such proposed Permitted Acquisition shall not exceed either (A) $25,000,000 (or $12,500,000 in the case of the period from the Initial Borrowing Date through July 31, 1999) or (B) when added to the aggregate consideration paid for all other Permitted Acquisitions consummated during such fiscal year, $50,000,000 (or $12,500,000 in the case of the period from the Initial Borrowing Date through July 31, 1999); (vii) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed $5,000,000; (viii) the aggregate consideration paid in connection with all Permitted Acquisitions in which the Person or assets so acquired had more than 25% of their assets or annual revenues outside of the United States (as determined from the most recently available financial information for such Person or assets) does not exceed $100,000,000; and (ix) the Borrower shall have delivered to the Administrative Agent and each Lender an officer's certificate executed by a senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (viii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clauses (iii),
(iv), (vi), (vii) and (viii).

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

          (c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation as and to the extent required by, Sections 8.17 and 9.15, to the satisfaction of the Administrative Agent.

          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower pursuant to Section 8.19(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

          8.20  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 7.08.

          SECTION 9.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
                                         --------
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following or the filing of any financing statements in connection therewith (Liens described below are herein referred to as "Permitted Liens"):

           (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

           (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

           (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule IX, but only to the respective date, if any, set forth in such Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule IX, provided that (x) the aggregate principal amount of the
                       --------
     Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

           (iv) Liens created pursuant to the Security Documents;

           (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

           (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such
                                                          --------
     Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

           (vii) Liens placed upon equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) such Indebtedness is permitted by Section 9.04(iv) and
     --------
     (y) in all events, the Lien encumbering the asset so acquired does not encumber any other asset of the Borrower or such Subsidiary, as the case may be;

           (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

           (ix)  Permitted Encumbrances;

           (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

           (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that the aggregate amount of all cash and the fair market value of all other property pledged or deposited to secure all such judgments or awards shall not exceed $2,000,000 at any time outstanding;

           (xii) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

           (xiii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits;

           (xiv) Liens securing (x) the performance of bids, tenders, leases and contracts in the ordinary course of business and consistent with past practices and (y) statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practices (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate value of all cash and the fair market value of all other property encumbered by Liens permitted by this clause (xiv) shall not at any time exceed $1,000,000;

           (xv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(ix), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

           (xvi) Liens solely on the real estate portion of the Piscataway Facility (including the buildings, improvements and fixtures thereon (other than switches to the extent that same constitute fixtures)) securing Indebtedness incurred pursuant to Section 9.04(xii), provided that such Liens do not encumber any other assets of 225 Old NB Road or any assets of the Borrower or any of its other Subsidiaries (including InterExchange); and

           (xvii) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (a) were not incurred in connection with borrowed money, (b) do not encumber any Collateral and do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (c) do not secure obligations in excess of $200,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (vi),
(vii) and (xvi) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

          9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.  The
                -------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

           (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

           (ii) each of the Borrower and its Subsidiaries may make sales of inventory (including sales of resale capacity on any fiber network or indefeasible right of use agreement) and license intellectual property in the ordinary course of business;

           (iii) each of the Borrower and its Subsidiaries may sell obsolete or worn-out equipment or materials in the ordinary course of business;

           (iv) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

           (v) each of the Borrower and its Subsidiaries may sell other assets (other than the capital stock of any Subsidiary Guarantor, the Internet Business or the capital stock of Net2Phone) so long as (i) no Default or no Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary is either cash, like-kind property or a combination of cash and like-kind property and (in each case) is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (v) the aggregate amount of the proceeds (including the fair market value of all like-kind property) received from all assets sold pursuant to this clause (v) shall not exceed $12,000,000 in any fiscal year of the Borrower (or $3,000,000 in the case of the period from the Initial Borrowing Date through July 31, 1999);

         (vi) the Borrower may sell shares of the capital stock of Net2Phone so long as (i) no Default or no Event of Default then exists or would result therefrom (including under Section 8.13), (ii) each such sale is in an arm's-length transaction and the Borrower receives at least fair market value (as determined in good faith by the Borrower), (iii) the total consideration received by the Borrower is 100% cash and is paid at the time of the closing of such sale, provided that up to $10,000,000 of such consideration in the aggregate may be in the form of telecommunications equipment that will be owned by, and used in the business of, the Borrower or a Subsidiary Guarantor, and (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e);

         (vii) the Borrower and its Subsidiaries may sell all or a portion of the Internet Business so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary is 100% cash and is paid within six months following the closing of each such sale (or sooner, to the extent required by the terms of the respective sale agreement), although at least 10% of such cash consideration shall be required to be paid at the time of the closing of each such sale, (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (v) prior to the consummation of any such sale, the Borrower shall disclose to the Administrative Agent the principal terms and conditions of each such sale;

           (viii)  Investments may be made to the extent permitted by Section
     9.05;

           (ix) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iv));

           (x) the Borrower and its Wholly-Owned Subsidiaries may make Permitted Acquisitions in accordance with the requirements of Section 8.19;

           (xi) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

           (xii) any Subsidiary of the Borrower (i) may be merged or consolidated with or into the Borrower or liquidated so long as the Borrower is the surviving corporation of such merger or consolidation or receives the assets of such Subsidiary upon such liquidation and (ii) may transfer its assets to the Borrower or to any Subsidiary Guarantor;

           (xiii) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower or liquidated so long as
     (i) in the case of any (x) such merger or consolidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of such merger or consolidation or (y) such liquidation, a Subsidiary Guarantor receives the assets of such Subsidiary upon such liquidation and
     (ii) in the case of any (x) such merger or consolidation involving a Wholly-Owned Subsidiary of the Borrower, in addition to the requirements of preceding clause (i), a Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation or (y) such liquidation, a Wholly-Owned Subsidiary receives the assets of such Subsidiary upon such liquidation;

        (xiv) any Subsidiary Guarantor may transfer assets to another Subsidiary Guarantor;

        (xv) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may transfer assets to a Wholly-Owned Subsidiary of the Borrower that is not a Subsidiary Guarantor; and

        (xvi) the Borrower may transfer any FCC License or Governmental Authorization to a Subsidiary Guarantor.

          To the extent the Required Lenders waive the provisions of this
Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the respective Security Documents and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing (it being understood, however, that any sale of capacity under an indefeasible right of use agreement shall not be considered a release (nor shall it be a release) of all or any portion of the respective indefeasible right of use agreement to which the Borrower or a Subsidiary Guarantor remains a party, although the Collateral Agent is hereby authorized to (and the Collateral Agent hereby agrees that it will) enter into a nondisturbance agreement in favor of the purchaser of such capacity, on terms reasonably acceptable to the Collateral Agent, to the extent that such purchaser requires same as a condition of its purchase).

          9.03  Dividends.  The Borrower will not, and will not permit any of
                ---------
its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

           (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

           (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

           (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase or redeem shares of its common stock held by former officers, employees and directors of the Borrower and its Subsidiaries, provided that the aggregate amount of all Dividends made by the Borrower pursuant to this clause (iii) in any fiscal year of the Borrower shall not exceed $2,000,000; and

           (iv) the Borrower may pay Dividends on shares of its Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock rather than in cash.

          9.04  Indebtedness.  The Borrower will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

           (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule V, and giving effect to any subsequent extension, renewal or refinancing thereof to the extent permitted on such Schedule V, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

           (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04;

           (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness of the type described in Section 9.01(vii), provided that in no event shall the sum of
                                     --------
     (I) the aggregate principal amount of all Capitalized Lease Obligations and
     (II) the aggregate principal amount of all such purchase money Indebtedness exceed (x) $25,000,000 at any time outstanding on or prior to July 31, 2001, (y) $35,000,000 at any time outstanding after July 31, 2001 and on or prior to July 31, 2002 or (z) $50,000,000 at any time outstanding thereafter;

           (v) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(xii), (xiv), (xv), (xvi) and
     (xvii), provided that (i) any intercompany indebtedness owed by the Borrower or any Subsidiary Guarantor to any Subsidiary of the Borrower which is not a Subsidiary Guarantor shall contain (and shall be subject to) the subordination provisions set forth on Exhibit L and (ii) any such intercompany indebtedness that is owed to a Credit Party shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

           (vi) Indebtedness consisting of unsecured guaranties by the Borrower and its Wholly-Owned Subsidiaries of other Indebtedness of the Borrower and its Wholly-Owned Subsidiaries otherwise permitted to be incurred under this
     Section 9.04 (other than Indebtedness permitted under clauses (viii), (ix),
     (x) and (xii) of this Section 9.04);

           (vii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' foreign operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative
                    ---- ----
     purposes;

           (viii) Indebtedness of the Borrower in respect of the Senior Notes which remain outstanding following the consummation of the Senior Notes Tender Offer/Consent

     Solicitation in an aggregate principal amount not to exceed $400,000 (as reduced by any repayments of principal thereof);

           (ix) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money originally incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y), and (z) at the time of such Permitted Acquisition (but only to the extent that the aggregate consideration paid therefor is in excess of $1,000,000), such Indebtedness does not exceed 15% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be;

           (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness not otherwise constituting Indebtedness permitted under this Section 9.04 is extinguished within two Business Days of the incurrence thereof;

           (xi) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $1,000,000 at any time outstanding;

           (xii) Indebtedness of 225 Old NB Road in respect of mortgage financing for the real estate portion of the Piscataway Facility (including the buildings, fixtures (other than switches to the extent that same constitute fixtures) and improvements thereon) so long as (i) at the time of the incurrence thereof, no Default or Event of Default then exists or would result therefrom, (ii) the aggregate principal amount of such Indebtedness does not exceed $6,500,000 nor is less than 75% of the appraised value of the real estate portion of such facility (based on a current appraisal prepared by an independent appraiser), (iii) the only Liens securing such Indebtedness are Liens permitted pursuant to Section 9.01(xvi), (iv) the amortization schedule of such Indebtedness shall be based on a term of at least 10 years, (v) the Net Debt Proceeds from the incurrence of such Indebtedness are promptly paid as a Dividend to the Borrower and (vi) such Indebtedness is incurred on or before November 15, 1999; and

           (xiii) additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

          9.05  Advances, Investments and Loans.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

           (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

           (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

           (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule X, provided that any additional Investments made with respect thereto shall be permitted only if independently permitted under the other provisions of this Section 9.05;

           (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

           (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

           (vi) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or any of its Subsidiaries in connection with such officer's or employee's acquisition of shares of common stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

           (vii) the Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

           (viii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vii);

           (ix) the Borrower and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(v) and (vii);

           (x) the Borrower and its Subsidiaries may make advances to carriers for services contractually required to be made by such carriers so long as such advances are made in the ordinary course of business and are consistent with past practices;

           (xi) Permitted Acquisitions shall be permitted in accordance with the requirements of Section 8.19;

           (xii) (A) the Borrower and the Subsidiary Guarantors may make intercompany loans between or among one another, (B) Wholly-Owned Foreign Subsidiaries may make intercompany loans (x) between or among one another and (y) to the Borrower or any Subsidiary Guarantor, and (C) the Borrower and the Subsidiary Guarantors may make intercompany loans to Wholly-Owned Foreign Subsidiaries (in the case of this clause (C)) for their working capital and general corporate purposes so long as the aggregate principal thereof does not exceed (I) $5,000,000 for the period from the Initial Borrowing Date through July 31, 1999, (II) $20,000,000 in each fiscal year of the Borrower thereafter and ending on or before July 31, 2001 or (III) $15,000,000 in any fiscal year of the Borrower thereafter;

           (xiii) the Borrower may make cash common equity contributions to the capital of the Subsidiary Guarantors and the Subsidiary Guarantors may make cash common equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

           (xiv) the Borrower and the Subsidiary Guarantors may make intercompany loans to Wholly-Owned Foreign Subsidiaries of the Borrower for the purpose of enabling such Wholly-Owned Foreign Subsidiaries to consummate a Permitted Acquisition in accordance with the requirements of
     Section 8.19;

           (xv) the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans to their respective Wholly-Owned Subsidiaries for the purpose of enabling such Wholly-Owned Subsidiaries to make an Investment permitted by clauses (xvi) and (xvii) of this Section 9.05;

           (xvi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make Investments in Persons which will develop Fiber/Satellite Projects in which the Borrower (directly or indirectly) will have an ownership interest, so long as the aggregate amount of all Investments made pursuant to this clause (xvi), when added to the aggregate amount of all Capital Expenditures made pursuant to Section 9.07(f), does not exceed $75,000,000 (determined without regard to any write-downs or write-offs thereof); provided,
                                                               --------
     however, (A) in no event shall the aggregate amount of all Investments made
     -------
     pursuant to this clause (xvi) in Unrestricted Fiber Subsidiaries exceed $50,000,000 (determined without regard to any write-downs or write-offs thereof) and (B) in no event shall the aggregate amount of all Investments made pursuant to this clause (xvi) to purchase and/or setup satellites, when added to the aggregate amount of all Capital Expenditures made pursuant to Section 9.07(f) for such purposes, exceed $10,000,000 (determined without regard to any writedowns or writeoffs thereof), regardless of whether such Investments are made in an Unrestricted Fiber Subsidiary or in any other Person; and

           (xvii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional Investments so long as the aggregate amount of all such Investments made pursuant to this clause (xvii) does not exceed $15,000,000 in any fiscal year of the Borrower (or $4,000,000 in the case of the period from the Initial Borrowing Date through July 31, 1999) (in either case determined without regard to any write-downs or write-offs thereof), provided that if the amount of Investments permitted to be made pursuant to this clause (xvii) in any fiscal year of the Borrower (before giving effect to any increase in the permitted Investment amount pursuant to this proviso) is greater than the amount of such Investments actually made by the Borrower and its Subsidiaries during such fiscal year, 50% of such excess amount may be carried forward and utilized to make additional Investments in the immediately succeeding fiscal year of the Borrower.

          9.06  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
 not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

          (i) Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02,
     9.04 and 9.05;

          (iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries;

          (iv) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may engage in any transaction among themselves to the extent otherwise expressly permitted under this Agreement;

          (vi) the Borrower and its Unrestricted Subsidiaries may enter into and perform their obligations under Unrestricted Subsidiary Tax Sharing Agreements;

          (vii) the Borrower and Net2Phone may enter into, and perform their obligations under, an Internet/Telecommunications Agreement substantially in the form previously delivered to the Administrative Agent (as same may be modified or amended from time to time in a manner which is not adverse to the interests of the Borrower or the Lenders in any material respect); and

          (viii) the Borrower and Net2Phone may enter into an assignment arrangement pursuant to which the Borrower shall assign to Net2Phone the right to one or more patents and/or trademarks (or, in either case, applications therefor) which are used primarily in Net2Phone's business and are not otherwise material to the Borrower's and its Subsidiaries' respective businesses.

          9.07 Capital Expenditures.  (a)  The Borrower will not, and will not
               --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that
(i) during the period from February 1, 1999 through July 31, 1999, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $45,000,000 and (ii) during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the respective amount set forth opposite such fiscal year below:

          Fiscal Year Ending            Amount
          ------------------            ------

          July 31, 2000                 $100,000,000

          July 31, 2001                 $145,000,000

          July 31, 2002                 $130,000,000

          July 31, 2003                 $160,000,000

          July 31, 2004                 $ 80,000,000

          (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in the permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, 50% of the remainder of (I) the applicable scheduled Capital Expenditure amount as set forth in such clause (a) above for such fiscal year minus (II) the aggregate amount of Capital Expenditures made pursuant to clause (a) above for such fiscal year may be carried forward and utilized to make additional Capital Expenditures in the immediately succeeding fiscal year of the Borrower, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year of the Borrower thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in the table in clause (a) above (without giving effect to any increase in such amount by operation of this clause (b)).

          (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures utilizing the Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are not otherwise required to be applied to repay outstanding Term Loans pursuant to Section 4.02(e) or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(f), as the case may be.

          (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures utilizing the Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event and to the extent such Net Insurance Proceeds are not otherwise required to be applied to repay outstanding Term Loans pursuant to Section 4.02(g) or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(f), as the case may be.

          (e) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries may consummate Permitted Acquisitions in accordance with the requirements of Section 8.19.

          (f) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures to develop Fiber/Satellite Projects, provided, however, (A) that the aggregate amount of all Capital Expenditures made pursuant to this Section 9.07(f), when added to the aggregate amount of all Investments made pursuant to Section 9.05(xvi), shall not exceed $75,000,000, and (B) in no event shall the aggregate amount of all Capital Expenditures made pursuant to this Section 9.07(f) to purchase and/or setup satellites, when added to the aggregate amount of all Investments made pursuant to Section 9.05(xvi) for such purposes, exceed $10,000,000.

          9.08  Consolidated Interest Coverage Ratio.  The Borrower will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 3.00:1.00.

          9.09  Maximum Consolidated Leverage Ratio.  The Borrower will not
                -----------------------------------
permit the Consolidated Leverage Ratio at any time during a period set forth below to exceed the respective ratio set forth opposite such below:


             Period                                     Ratio
             ------                                     -----

Initial Borrowing Date
through and including
 October 31, 1999                                     3.25:1.00

November 1, 1999 through
and including April 30, 2000                          3.00:1.00

May 1, 2000 through and
including October 31, 2000                            2.75:1.00

November 1, 2000 through
and including April 30, 2001                          2.50:1.00

May 1, 2001 through
and including July 31, 2001                           2.25:1.00

Thereafter                                            2.00:1.00


          9.10  Minimum Consolidated EBITDA.  The Borrower will not permit
                ---------------------------
Consolidated EBITDA for any fiscal quarter of the Borrower set forth below to be less than the respective amount set forth opposite such fiscal quarter below:


   Fiscal Quarter Ending                            Amount
   ---------------------                            ------

April 30, 1999                                    $11,000,000

July 31, 1999                                     $12,000,000

October 31, 1999                                  $14,000,000

January 31, 2000                                  $16,600,000

April 30, 2000                                    $18,600,000

July 31, 2000                                     $20,600,000


          9.11  Limitations on Modifications of Certificate of Incorporation,
                -------------------------------------------------------------
By-Laws and Certain Other Agreements; etc.  The Borrower will not, and will not
-----------------------------------------
permit any of its Subsidiaries to, (i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (i) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect, (ii) amend, modify or change any Tax Sharing Agreement in any manner which could reasonably be expected to be adverse to the interests of the Borrower, its Subsidiaries or the Lenders in any material respect or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent (including, in each case, any Unrestricted Subsidiary Tax Sharing Agreement) or (iii) amend, modify or change any Operating Agreement in a manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          9.12  Limitation on Certain Restrictions on Subsidiaries.  The
                --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary non-assignment, subletting or restriction on transfer or net worth provisions of any contract, license or lease governing a leasehold interest of any Subsidiary of the Borrower, (iv) any instrument governing Indebtedness described in Section 9.04(ix), which restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the properties or assets acquired pursuant to any such Permitted Acquisition, (v) agreements existing on the Initial Borrowing Date to the extent and in the manner such agreements are in effect on the Initial Borrowing Date, (vi) any agreement for the sale or disposition of capital stock or assets of any Subsidiary of the Borrower, provided that such
                                                           --------
encumbrances and restrictions are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with
Section 9.02, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (vi), (vii), (xv) or (xvi).

          9.13  Limitation on Issuance of Capital Stock.  (a)  The Borrower will
                ---------------------------------------
not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (other than Qualified Preferred Stock of the Borrower) or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of the Borrower or such Subsidiary).

          (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) for issuances to the Borrower or a Wholly-Owned Subsidiary thereof and (v) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

          9.14  Business; etc.  (a)  The Borrower and its Subsidiaries will not
                -------------
engage in any businesses other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto. Notwithstanding the foregoing, the Borrower will not permit any Unrestricted Fiber Subsidiary to engage in any material business other than with respect to developing and operating Fiber/Satellite Projects.

          (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the Borrower will not permit any Inactive Subsidiary to engage in any business activities or to have any material assets or liabilities and (ii) the Borrower will not, and will not permit any of its Subsidiaries to, transfer any assets to, or make any Investment in, any Inactive Subsidiary except for de
                                                                             --
minimis amounts of cash invested in accordance with the terms of this Agreement
-------
which is necessary to pay for various expenses that may be incurred in connection with any liquidation or dissolution of each such Inactive Subsidiary in accordance with the terms of this Agreement or to maintain their corporate or limited liability company existence, as the case may be; provided, however, that
                                                         --------  -------
the provisions of this Section 9.14(b) shall cease to apply as to any Inactive Subsidiary which has become a Credit Party pursuant to the requirements of
Section 8.17(h).

          (c) Notwithstanding anything to the contrary contained in this Agreement, (i) the Borrower will not permit 225 Old NB Road to engage in any business activities other than to own the Real Property on which the Piscataway Facility is located and to lease out space located thereon, provided to the extent that any portion of the Piscataway Facility is leased to the Borrower or a Subsidiary thereof, the lease payments to be made by the Borrower or such Subsidiary shall be no greater than fair market value (as determined in good faith by the Borrower), (ii) the Borrower will not permit 225 Old NB Road to own any material assets other than the Real Property and leases described in preceding clause (i), (iii) the Borrower will not permit 225 Old NB Road to incur any material liabilities other than those under the Credit Documents to which it is a party, Indebtedness under Section 9.04(xii) and intercompany obligations owed to the Borrower to the extent permitted by this Agreement (as modified by this Section 9.14(c)), and (iv) from and after the time that 225 Old NB Road incurs Indebtedness under (and as permitted by) Section 9.04(xii), (A) no Investments or other transfer of assets may be made by the Borrower or any other Subsidiary thereof in or to 225 Old NB Road other than pursuant to (and as permitted by) Section 9.05(xvii), (B) neither the Borrower nor any other Subsidiary thereof may guaranty any obligations or liabilities of 225 Old NB Road, provided that the holder of the mortgage financing referred to in Section 9.04(xii) may have limited recourse (on an unsecured basis) to the Borrower for losses arising out of such customary matters as fraud, intentional misconduct, intentional misrepresentation, representations and warranties as to real estate matters, environmental liabilities and other customary matters in a non-recourse mortgage financing transaction, and (C) in the event that the holder of such mortgage financing does not permit 225 Old NB Road to guaranty the Obligations of the Borrower pursuant to the Subsidiaries Guaranty, 225 Old NB Road shall be released from its obligations under the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement and the Administrative Agent and the Collateral Agent are hereby authorized to (and they agree that they will) enter into appropriate release documents in connection therewith.

          9.15  Limitation on Creation of Subsidiaries.  (a)  Notwithstanding
                --------------------------------------
anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its
                                           --------
Wholly-Owned Subsidiaries shall be permitted to establish, create or, to the extent permitted by the Agreement, acquire (x) Wholly-Owned Subsidiaries so long as (i) the capital stock or other equity interests of each such new Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge

Agreement, (ii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary, except to the extent required by Section 8.18) executes a counterpart to the Subsidiaries Guaranty, the Security Agreement and the Pledge Agreement, and (iii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary, except to the extent required by Section 8.18) executes and delivers, or causes to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Initial Borrowing Date and (y) non-Wholly-Owned Subsidiaries so long as the capital stock or other equity interest of each such new non-Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Unrestricted Subsidiary, except that any Wholly-Owned Subsidiary of the Borrower referenced in the following clause (z) may establish, create or acquire Unrestricted Fiber Subsidiaries solely in connection with Investments permitted by Section 9.05(xvi) from time to time, in each case so long as (w) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Unrestricted Fiber Subsidiary or shall exist immediately after giving effect thereto, (x) all Investments therein (including as a result of the designation thereof as provided in the definition of Unrestricted Subsidiary) are permitted pursuant to Section 9.05(xvi) or (xvii),
(y) all equity interests in each Unrestricted Fiber Subsidiary are owned directly by a Wholly-Owned Subsidiary of the Borrower which engages in no business or activities other than the holding of ownership interests in one or more Unrestricted Fiber Subsidiaries and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement to the extent that such equity interests are owned by a Credit Party and (z) each such Unrestricted Fiber Subsidiary (to the extent that it is included in the Borrower's consolidated tax group for Federal income tax purposes) enters into, or becomes a party to, an Unrestricted Subsidiary Tax Sharing Agreement on terms and conditions reasonably satisfactory to the Administrative Agent.

          9.16  FCC Licenses and Governmental Authorizations.  The Borrower will
                --------------------------------------------
not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any FCC License or other Governmental Authorization, except between or among the Borrower and its Wholly-Owned Subsidiaries in a manner permitted by this Agreement.

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):

          10.01  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or any interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

          10.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Any Credit Party shall (i) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.13, 8.19 or 8.20 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

          10.04  Default Under Other Agreements.  (i)  The Borrower or any of
                 ------------------------------
its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
--------
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $2,000,000; or

          10.05  Bankruptcy, etc.  The Borrower or any of its Subsidiaries shall
                 ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans a "default," within the meaning of
Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents.  Any Security Document shall cease to be in
                 ------------------
full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01)) or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

          10.08  Subsidiaries Guaranty.  The Subsidiaries Guaranty or any
                 ---------------------
provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or such Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $2,000,000; or

          10.10  Change of Control.  A Change of Control shall occur;  or
                 -----------------

          10.11  Failure to Comply with the Communications Act.  The Borrower or
                 ---------------------------------------------
any of its Subsidiaries shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC, and such failure has, or could reasonably be expected to have, a Material Adverse Effect; or

          10.12  Licenses.  Any of the FCC Licenses or other Governmental
                 --------
Authorizations is (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by the FCC or other governmental entity which could reasonably be expected to result in the FCC or other governmental entity taking any action referred to in immediately preceding clause (a) and such decision, revocation, rescission, suspension or modification could reasonably be expected to (i) result in a Material Adverse Effect or (ii) materially and adversely affect the legal or character qualification of the Borrower or any of its Subsidiaries to hold any FCC License or other Governmental Authorization; or

          10.13  Operating Agreements.  Any Operating Agreement (whether now
                 --------------------
existing or hereafter entered into) shall terminate or any material provision thereof shall cease to be in full force and effect or the Borrower or any of its Subsidiaries shall default in a due performance or observance by it of any term, covenant or condition required to be performed by it after the expiration of any applicable cure and grace periods, and the result of any of the foregoing could reasonably be expected to have a Material Adverse Effect; or

          10.14  Unrestricted Subsidiary Tax Payments.  Any Unrestricted
                 ------------------------------------
Subsidiary shall not pay any amounts owing by it under any Unrestricted Subsidiary Tax Sharing Agreement to which it is a party and such failure shall continue unremedied for 30 or more days;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05
              --------
shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash and/or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all Liens, rights and remedies created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Security Documents" shall have the meaning provided in
Section 8.17(a).

          "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean and include the Administrative Agent, the Syndication Agent and the Documentation Agent.

          "Aggregate Unutilized Commitment" of any Lender at any time shall mean the sum of such Lender's Unutilized Revolving Loan Commitment, Initial Multiple Draw A Term Loan Commitment and Incremental Multiple Draw A Term Loan Commitment at such time.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

          "Applicable Commitment Commission Percentage" shall mean a percentage per annum equal to (i) at all times when the Total Multiple Draw A/Revolver Outstandings is less than 33-1/3% of the Total Multiple Draw A/Revolver Committed Amount, 1%, (ii) at all times when the Total Multiple Draw A/Revolver Outstandings is equal to or greater than 33-1/3% and less than 66-2/3% of the Total Multiple Draw A/Revolver Committed Amount, 3/4 of 1%, and (iii) at all times when the Total Multiple Draw A/Revolver Outstandings is equal to or greater than 66-2/3% of the Total Multiple Draw A/Revolver Committed Amount, 1/2 of 1%.

          "Applicable Margin" shall mean: (a) with respect to Multiple Draw A Term Loans, Revolving Loans and Swingline Loans, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Multiple Draw A Term Loans, Revolving Loans or Swingline Loans and opposite the respective Level (i.e.,
                                                                      ----
Level 1, Level 2, Level 3, Level 4, Level 5, Level 6 or Level 7, as the case may
be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f) or the first proviso below):


                                                           Multiple Draw A Term
                                                          Loans, Revolving Loans            Multiple Draw A Term Loans
                                                           and Swingline Loans                 and Revolving Loans
                             Consolidated                     maintained as                       maintained as
        Level               Leverage Ratio                   Base Rate Loans                     Eurodollar Loans
        -----               --------------                   ---------------                     ----------------



        1                 Less than 1.00:1.00                  0.50%                              1.50%
        2                 Greater than or equal                0.75%                              1.75%
                          to 1.00:1.00
                          but less than 1.50:1.00
        3                 Greater than or equal                1.00%                              2.00%
                          to 1.50:1.00
                          but less than 1.75:1.00
        4                 Greater than or equal                1.25%                              2.25%
                          to 1.75:1.00
                          but less than 2.00:1.00
        5                 Greater than or equal                1.50%                              2.50%
                          to 2.00:1.00
                          but less than 2.25:1.00
        6                 Greater than or equal                1.75%                              2.75%
                          to 2.25:1.00 but less
                          than 2.50:1.00
        7                 Greater than or equal                2.00%                              3.00%
                          to 2.50:1.00

; provided, however, that if the Borrower fails to deliver the financial
  --------  -------
statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to
Section 8.01(f) showing the applicable Consolidated Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 7 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 7 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that Level 7 pricing shall apply at
                        ----------------
any time when any Default under Section 10.01 is in existence or any Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Level 7 pricing shall apply for the period from the Initial

Borrowing Date to but not including the date which is the first Start Date after the Borrower's fiscal quarter ending on October 31, 1999; and

          (b) with respect to B Term Loans maintained as (i) Base Rate Loans, a percentage per annum equal to 2.50%, and (ii) Eurodollar Loans, a percentage per annum equal to 3.50%.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(ii), (iii), (iv) and (xi).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit M (appropriately completed).

          "B Lender" shall have the meaning provided in Section 4.02(j).

          "B Term Loan" shall mean, collectively, each Initial B Term Loan and each Incremental B Term Loan.

          "B Term Loan Commitment" shall mean, for each Lender, such Lender's Initial B Term Loan Commitment or Incremental B Term Loan Commitment, as the case may be.

          "B Term Loan Maturity Date" shall mean May 10, 2004, provided that the B Term Loan Maturity Date shall automatically be shortened to May 9, 2000 in the event that the Borrower and/or the applicable Subsidiary Guarantor has not obtained all of the Required Approvals and delivered evidence of same to the Administrative Agent by March 31, 2000 (unless the Borrower has delivered an opinion of counsel, in form and substance (and from FCC counsel) acceptable to the Administrative Agent, to the effect that one or more of such Required Approvals are no longer necessary).

          "B Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

          "B Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.02(b)(ii).

          "B Term Note" shall have the meaning provided in Section 1.05(a).

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate at such time.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that (i) Base Rate Loans
                                           --------
incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans and (ii) any Incremental Multiple Draw A Term Loans or Incremental B Term Loans incurred pursuant to Section 1.01(c) or (d), as the case may be, shall be considered part of the Borrowing of the then outstanding Multiple Draw A Term Loans or B Term Loans to which such Incremental Multiple Draw A Term Loans or B Term Loans, as the case may be, are added to pursuant to Section 1.14(c).

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Calculation Period" shall have the meaning provided in Section
8.19(a).

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, Eurodollar deposits, certificates of deposit or bankers' acceptances of any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, in each case with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary,
(A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) having maturities of not more than one year from the date of acquisition or (B) of the type and maturity described in clauses (ii), (iii) or
(iv) above of foreign obligors, which obligations or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                         -- ----

          "Change of Control" shall mean (i) any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Initial Borrowing Date), other than a Permitted Holder, shall have
(A) acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

          "Change of Law" shall have the meaning provided in Section 10.06.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Initial Borrowing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Documents, including, without limitation, all Pledge Agreement Collateral, all Security

Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as Collateral pursuant to Section 4.02 or 10.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.14.

          "Commitment" shall mean any of the commitments of any Lender, i.e.,
                                                                        ----
whether the Initial Multiple Draw A Term Loan Commitment, the Initial B Term Loan Commitment, the Incremental Multiple Draw A Term Loan Commitment, the Incremental B Term Loan Commitment or the Revolving Loan Commitment.

          "Commitment Commission" shall have the meaning set forth in Section 3.01(a).

          "Communications Act" shall have the meaning provided in Section 7.23.

          "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries at such time.

          "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of the Borrower and its Subsidiaries for such period and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto (without duplication) (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, (ii) up to $25,000,000 of non-cash charges which were incurred in the Borrower's fourth fiscal quarter in fiscal year 1998 to the extent that such non-cash charges were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all non-cash charges incurred in such period in connection with the issuance to officers, employees, directors and consultants of the Borrower and its Subsidiaries of options to purchase shares of the Borrower's common stock to the extent that such non-cash charges were deducted in arriving at Consolidated EBIT for such period and (iv) the amount of all charges incurred in connection with entering into this Agreement and the Senior Notes Tender Offer/Consent Solicitation to the extent that such charges were deducted in arriving at the Consolidated EBITDA for such period; it being understood that in determining the Consolidated Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Person or assets
--- -----
acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period and shall be calculated without giving effect to any non-recurring non-cash charges incurred by any such Person or assets prior to the date of such Permitted Acquisition.

          "Consolidated Indebtedness" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with generally accepted accounting principles as determined on a consolidated basis, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii), (iii) and (vii) of the definition of Indebtedness contained herein and (iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) of this definition; provided that for purposes of this definition, the amount of
            --------
Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing costs with respect to this
--------
Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

          "Consolidated Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (and after deductions for minority interests); provided that
                                                                  --------
(i) the net income of any other Person which is not a Subsidiary of the Borrower (including each Unrestricted Subsidiary) or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, the Security Documents and each Incremental Term Loan Commitment Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dipchip" shall mean Dipchip Corp., a New York corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Documents" shall mean the Credit Documents and the Senior Notes Tender Offer/Consent Solicitation Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, finance company, insurance company, financial institution, any fund that invests in loans, or any other "accredited investor" (as defined in Regulation D of the Securities Act) that is not an individual, that invests in loans as part of its business and also is not a direct competitor of the Borrower in the telecommunications business.

          "Employment Agreements" shall have the meaning provided in Section
5.14.

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                       -- ----
Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42
                                  -- ----
U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et
                -- ----                                                    --
seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
----
U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.
                 -- ----
(S) 1801 et seq; the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et
         -- ----                                                           --
seq.; and any state and local or foreign counterparts or equivalents, in each
----
case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Initial Borrowing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Loans, provided that repayments of Loans
                                          --------
shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b)(i) or (ii) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment), (ii) the aggregate consideration paid for all Permitted Acquisitions made by the Borrower and its Subsidiaries during such period (other than the portion thereof financed with equity proceeds, capital stock, Asset Sale Proceeds, insurance proceeds or Indebtedness) and (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending on July 31, 2001).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Existing Indebtedness" shall have the meaning provided in Section
7.21.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.14.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "FCC" shall mean the U.S. Federal Communications Commission, or any successor thereto.

          "FCC Licenses" shall have the meaning provided in Section 7.23.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Fiber/Satellite Project" shall mean (i) the business of purchasing and/or laying fiber and (ii) the business of purchasing and/or setting up satellites, in each case with respect to preceding clauses (i) and (ii), for the purpose of reselling such fiber or satellites.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "Governmental Authorizations" shall have the meaning provided in
Section 7.24.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance the Release of which is prohibited, limited or regulated by any governmental authority.

          "IDT America" shall mean IDT America, Corp., a New Jersey corporation and a Wholly-Owned Subsidiary of the Borrower.

          "IDT International" shall mean IDT International, Corp., a New Jersey corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Inactive Subsidiary" shall have the meaning provided in Section 7.14(b).

          "Incremental B Term Loan" shall have the meaning provided in Section 1.01(d).

          "Incremental B Term Loan Borrowing Date" shall mean each date on which Incremental B Term Loans are incurred pursuant to Section 1.01(d), each of which dates shall be the date of the effectiveness of the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental B Term Loans are to be made.

          "Incremental B Term Loan Commitment" shall mean, for each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental B Term Loans pursuant to Section 1.01(d) on a given Incremental B Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to Section 1.14(b) and (y) may be terminated pursuant to Sections 3.03 and/or 10.

          "Incremental Multiple Draw A Term Loan" shall have the meaning provided in Section 1.01(c).

          "Incremental Multiple Draw A Term Loan Borrowing Date" shall mean each date on which Incremental Multiple Draw A Term Loans are incurred pursuant to
Section 1.01(c).

          "Incremental Multiple Draw A Term Loan Commitment" shall mean, for each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental Multiple Draw A Term Loans pursuant to Section 1.01(c), as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to Section 1.14(b), (y) may be reduced from time to time pursuant to Sections 3.02(b), 3.03 and/or 10 and (z) may be adjusted from time to time as a result of assignments to or from such Incremental Term Loan Lender pursuant to Sections 1.13 and/or 13.04(b).

          "Incremental Term Loan" shall mean each Incremental Multiple Draw A Term Loan and Incremental B Term Loan.

          "Incremental Term Loan Commitment" shall mean, for each Incremental Term Loan Lender, such Incremental Term Loan Lender's Incremental Multiple Draw A Term Loan Commitment or Incremental B Term Loan Commitment, as the case may be.

          "Incremental Term Loan Commitment Agreement" shall mean an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit C (appropriately completed).

          "Incremental Term Loan Lender" shall have the meaning provided in
Section 1.14(b).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or
                             --------
otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi)
                              ----
all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

          "Initial B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Initial B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "Initial B Term Loan Commitment," as the same may be (x) terminated pursuant to Sections 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 13.04(b).

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans occurs.

          "Initial Multiple Draw A Term Loan" shall have the meaning provided in
Section 1.01(a).

          "Initial Multiple Draw A Term Loan Borrowing Date" shall mean each date on which Initial Multiple Draw A Term Loans are incurred pursuant to
Section 1.01(a).

          "Initial Multiple Draw A Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "Initial Multiple Draw A Term Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02(a), 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 13.04(b).

          "Initial Multiple Draw A Term Loan Full Utilization Date" shall mean that date upon which all Initial Multiple Draw A Term Loans have been incurred and the Total Initial Multiple Draw A Term Loan Commitment has been terminated.

          "Intercompany Note" shall mean a promissory note in the form of Exhibit N.

          "InterExchange" shall mean InterExchange, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Internet Business" shall mean the Internet business of the Borrower and its Subsidiaries substantially comprised of (i) providing Internet access services to end-users, (ii) direct-connect dedicated Internet services for customers and (iii) Genie online entertainment and information services, together with all related equipment, software and other assets used in such Internet Business.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.05.

          "Issuing Lender" shall mean BTCo.

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of the Senior Notes and Indebtedness under Section 9.04(xii)).

          "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section
1.13 or 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Sections 1.01(a), 1.01(b), 1.01(c), 1.01(d), 1.01(e), 1.01(g)
or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Lender) of such Lender by any regulatory authority or agency.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Initial Multiple Draw A Term Loan, Initial B Term Loan, Incremental Multiple Draw A Term Loan, Incremental B Term Loan, Revolving Loan and Swingline Loan.

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section
5.14.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(g).

          "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Effective Date upon which respective officer's certificate is delivered pursuant to Section 8.01(f) and which shall end on the date of actual delivery of the next officer's certificates pursuant to section 8.01(f) or the latest date on which such next officer's certificate is required to be so delivered.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

          "Maturity Date," with respect to any Tranche of Loans, shall mean the Multiple Draw A Term Loan Maturity Date, the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Swingline Amount" shall mean $2,000,000.

          "Media Response" shall mean Media Response, Inc., a New Jersey corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Minimum Borrowing Amount" shall mean (i) for Term Loans $1,000,000,
(ii) for Revolving Loans, $1,000,000 and (iii) for Swingline Loans, $100,000.

          "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

          "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

          "Mortgaged Property" shall mean any Real Property owned or leased by the Borrower or any Subsidiary Guarantor which is encumbered (or required to be encumbered) by a Mortgage.

          "Multiple Draw A Term Loan" shall mean, collectively, each Initial Multiple Draw A Term Loan and each Incremental Multiple Draw A Term Loan.

          "Multiple Draw A Term Loan Commitment" shall mean, for each Lender, such Lender's Initial Multiple Draw A Term Loan Commitment or Incremental Multiple Draw A Term Loan Commitment, as the case may be.

          "Multiple Draw A Term Loan Maturity Date" shall mean May 10, 2003, provided that the Multiple Draw A Term Loan Maturity Date shall automatically be shortened to May 9, 2000 in the event that the Borrower and/or the applicable Subsidiary Guarantor has not obtained all of the Required Approvals and delivered evidence of same to the Administrative Agent by March 31, 2000 (unless the Borrower has delivered an opinion of counsel, in form and substance (and from FCC counsel) acceptable to the Administrative Agent, to the effect that one or more of such Required Approvals are no longer necessary).

          "Multiple Draw A Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Multiple Draw A Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

          "Multiple Draw A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

          "Multiple Draw A Term Note" shall have the meaning provided in Section 1.05(a).

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

          "Net2Phone" shall mean Net2Phone, Inc., a Delaware corporation.

          "Non-Compete Agreements" shall have the meaning provided in Section 5.14.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Note" shall mean each Multiple Draw A Term Note, each B Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Douglas Dibella or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Operating Agreements" shall have the meaning provided in Section
5.14.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly-Owned Subsidiary thereof of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or of 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower, provided
                                                                     --------
that (in each case) (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the issuance of common stock of the Borrower or Qualified Preferred Stock of the Borrower to the extent no Default or Event of Default exists pursuant to Section
10.10 or would result therefrom and the assumption/ acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no capital stock of any other Person (other de minimis amounts) unless either (x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in a business permitted by Section 9.14 and (D) all applicable requirements of Sections 8.19,
9.02 and 9.15 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Holder" shall mean Howard Jonas and any Permitted Transferee thereof (other than any charitable organization established by Howard Jonas or a Permitted Transferee thereof).

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Transferee" of Howard Jonas shall mean (i) his spouse, any lineal ancestors of Howard Jonas or his spouse and any natural person who is a lineal descendant of a grandparent of Howard Jonas or his spouse, or a spouse of any such lineal descendant or such lineal ancestor (collectively referred to as the "Family Members" of Howard Jonas), (ii) the trustee of a trust exclusively for the benefit of Howard Jonas or any Family Member, (iii) any IRA or 401(k) employee benefit plan of Howard Jonas, (iv) the estate or any appointed guardian or custodian of Howard Jonas and (v) any corporation or partnership whose sole shareholders or partners are Howard Jonas and are or more Family Members.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Piscataway Facility" shall mean the facility operated by InterExchange as of the Initial Borrowing Date and located at 225 Old New Brunswick Road, Piscataway, New Jersey.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate, maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.09.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted

Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

          (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.19(a)(iv)) and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.19(a)(iv));

          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section 8.19(a)(iv), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

          (iii)  in making any determination of Consolidated EBITDA, pro forma
                                                                     --- -----
     effect shall be given to any Permitted Acquisition for the periods described above.

          "Projections" shall mean the five year projections of the Borrower and its Subsidiaries through its fiscal year ending July 31, 2004, which are dated March 4, 1999 and were delivered to the Agents prior to the Initial Borrowing Date.

          "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision, except upon the occurrence of a change of control so long as the terms thereof do not require any such redemption or other action unless all

Obligations have been paid in full and the Total Commitment has been terminated or the requisite consents under this Agreement have been obtained to permit such redemption or other action, (ii) do not require the cash payment of dividends to the extent that the payment thereof would not be permitted at such time pursuant to this Agreement, (iii) do not contain any operating or financial maintenance covenants, (iv) do not grant the holders thereof any voting rights except for
(x) voting rights required to be granted to such holders under applicable law,
(y) voting rights granted to the holders of common stock of the Borrower in their capacity as such and (z) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (v) are otherwise reasonably satisfactory to the Administrative Agent.

          "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October occurring after the Initial Borrowing Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds (other than under any key-man life insurance policy) or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries or (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Approvals" shall mean the approvals from each of the Public Service Commissions (or comparable state agencies) of the States of Delaware, Georgia, Hawaii, New Jersey, New York and Pennsylvania permitting the Borrower and/or its applicable Subsidiary Guarantor to incur Indebtedness under the Credit Documents with a term of more than twelve months from the Initial Borrowing Date.

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans (and, if outstanding, Multiple Draw A Term Loan Commitments and B Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of
(x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent an amount greater than 50% of the sum of (i) all outstanding Term Loans (and, if outstanding, Multiple Draw A Term Loan Commitments and B Term Loan Commitments) of all Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of all Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and
(y) Letter of Credit Outstandings at such time).

          "Required West Virginia Approval" shall mean the approval of the Public Service Commission of the State of West Virginia granting the application of IDT America for consent and approval to enter into the Credit Documents.

          "Revolving Loan" shall have the meaning provided in Section 1.01(e).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean May 10, 2003, provided that the Revolving Loan Maturity Date shall automatically be shortened to May 9, 2000 in the event that the Borrower and/or the applicable Subsidiary Guarantor has not obtained all of the Required Approvals and delivered evidence of same to the Administrative Agent by March 31, 2000 (unless the Borrower has delivered an opinion of counsel, in form and substance (and from FCC counsel) acceptable to the Administrative Agent, to the effect that one or more of such Required Approvals are no longer necessary).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage
                                              --------
of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the RL Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Scheduled Repayment" shall mean a Multiple Draw A Term Loan Scheduled Repayment or a B Term Loan Scheduled Repayment, as the case may be.

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.10.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include the Pledge Agreement, the Security Agreement and, after the execution and delivery thereof, each Mortgage and each Additional Security Document.

          "Senior Note Documents" shall mean the Senior Notes Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes.

          "Senior Notes" shall mean the Borrower's 8-3/4% unsecured senior notes due 2006 issued pursuant to the Senior Notes Indenture.

          "Senior Notes Indenture" shall mean the Indenture, dated as of February 18, 1998, between the Borrower and U.S. Bank Trust National Association, as trustee, pursuant to which the Senior Notes were issued, as amended by the Senior Notes Indenture Supplement.

          "Senior Notes Indenture Supplement" shall mean the Supplemental Indenture, dated as of April 26, 1999, to the Senior Notes Indenture entered into by the Borrower and U.S. Bank Trust National Association, as trustee, in connection with the Senior Notes Tender Offer/Consent Solicitation.

          "Senior Notes Tender Offer/Consent Solicitation" shall have the meaning provided in Section 5.08.

          "Senior Notes Tender Offer/Consent Solicitation Documents" shall mean the Offer to Purchase and Consent Solicitation Statement dated March 29, 1999, the Senior Notes Indenture Supplement and the other documents entered into as part of the Senior Notes Tender Offer/Consent Solicitation.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.14.

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.11.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

          "Subsidiary Guarantor" shall mean (i) IDT America from and after the time provided in Section 8.17(i)(III), (ii) each other Wholly-Owned Domestic Subsidiary of the Borrower (other than each Inactive Subsidiary except to the extent required by Section 8.17(h)) and (iii) to the extent required by Section 8.18, each Wholly-Owned Foreign Subsidiary of the Borrower.

          "Supermajority Lenders" shall mean (x) in the case of references to holders of Multiple Draw A Term Loans, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations (other than those with respect to Multiple Draw A Term Loans) under this Agreement were repaid in full and all Commitments with respect to such other Obligations were terminated and (y) the text "greater than 50%" contained therein were changed to "equal to at least 66-2/3%" and (y) in cases where references are to holders of B Term Loans, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations (other than those relating to B Term Loans) under this Agreement were repaid in full and all Commitments with respect to such other Obligations were terminated and (y) the text "greater than 50%" contained therein were changed to "equal to at least 66-2/3%".

          "Swingline Expiry Date" shall mean that date which is two Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean BTCo.

          "Swingline Loan" shall have the meaning provided in Section 1.01(f).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Syndication Date" shall mean that date upon which the Administrative Agent determines (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.14.

          "Term Loan Commitment Termination Date" shall mean November 10, 2000, provided that the Term Loan Commitment Termination Date shall automatically be shortened to May 9, 2000 in the event that the Borrower and/or the applicable Subsidiary Guarantor has not obtained all of the Required Approvals and delivered evidence of same to the Administrative Agent by March 31, 2000 (unless the Borrower has delivered an opinion of counsel, in form and substance (and from FCC counsel) acceptable to the Administrative Agent, to the effect that one or more of such Required Approvals are no longer necessary).

          "Term Loans" shall mean each Initial Multiple Draw A Term Loan, each Initial B Term Loan, each Incremental Multiple Draw A Term Loan and each Incremental B Term Loan.

          "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

          "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

          "Total Incremental B Term Loan Commitment" shall mean, at any time, the sum of the Incremental B Term Loan Commitments of each of the Lenders at such time.

          "Total Incremental Multiple Draw A Term Loan Commitment" shall mean, at any time, the sum of the Incremental Multiple Draw A Term Loan Commitments of each of the Lenders at such time.

          "Total Initial B Term Loan Commitment" shall mean, at any time, the sum of the Initial B Term Loan Commitments of each of the Lenders at such time.

          "Total Initial Multiple Draw A Term Loan Commitment" shall mean, at any time, the sum of the Initial Multiple Draw A Term Loan Commitments of each of the Lenders at such time.

          "Total Multiple Draw A/Revolver Committed Amount" shall mean, at any time, the sum of (i) the Total Multiple Draw A/Revolver Outstandings at such time, (ii) the Total Multiple Draw A Term Loan Commitment at such time and (iii) the Total Unutilized Revolving Loan Commitment at such time (determined as if no Swingline Loans are outstanding at such time).

          "Total Multiple Draw A/Revolver Outstandings" shall mean, at any time, the sum of (i) the aggregate principal amount of all Multiple Draw A Term Loans outstanding at such time, (ii) the aggregate principal amount of all Revolving Loans outstanding at such time and (iii) the aggregate amount of all Letter of Credit Outstandings as such time.

          "Total Multiple Draw A Term Loan Commitment" shall mean, at any time, the sum of (i) the Total Initial Multiple Draw A Term Loan Commitment at such time and (ii) the Total Incremental Multiple Draw A Term Loan Commitment at such time.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings at such time.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., (i)
                                                                    ----
Initial Multiple Draw A Term Loans and Incremental Multiple Draw A Term Loans taken together as a single Tranche, (ii) Initial B Term Loans and Incremental B Term Loans taken together as one Tranche, (iii) Revolving Loans and (iv) Swingline Loans.

          "225 Old NB Road" shall mean 225 Old NB Road, Inc., a New Jersey corporation and a Wholly-Owned Subsidiary of the Borrower, and which is the owner of the Real Property on which the Piscataway Facility is located.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA exceeds the market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unrestricted Fiber Subsidiary" shall mean an Unrestricted Subsidiary (other than Net2Phone and its Subsidiaries) created in accordance with the requirements of the definition of "Unrestricted Subsidiary" and whose purpose is to develop Fiber/Satellite Projects for the Borrower and its Subsidiaries outside of the United States and Canada.

          "Unrestricted Subsidiary" shall mean (i) Net2Phone and any Subsidiary of Net2Phone and (ii) any other Subsidiary of the Borrower that is acquired or created after the Initial Borrowing Date pursuant to Section 9.05(xvi) and is designated by the Borrower at the time of the acquisition or creation thereof as an Unrestricted Fiber Subsidiary hereunder by written notice to the Administrative Agent and shall include any Subsidiary of such Unrestricted Fiber Subsidiary; provided, that the Borrower shall only be permitted to designate a Subsidiary as an Unrestricted Subsidiary so long as (I) no Default or Event of Default then exists or would result therefrom, (II) such Unrestricted Subsidiary does not own any capital stock of, or other equity interests in, or have any Lien on any property of the Borrower or any Subsidiary of the Borrower other than a Subsidiary of the Unrestricted Subsidiary, (III) any Indebtedness and other obligations of such Unrestricted Subsidiary are non-recourse to the Borrower or any of its other Subsidiaries, (IV) the Borrower's and its other Subsidiaries' aggregate Investments in all Unrestricted Subsidiaries made after the Effective Date does not exceed that amount permitted by Sections 9.05(xvi) and/or (xvii), as the case may be, and (V) the designation of the respective Unrestricted Fiber Subsidiary is made in compliance with the additional requirements of Section 9.15(b).

          "Unrestricted Subsidiary Tax Sharing Agreement" shall mean any tax sharing agreement entered into by the Borrower with an Unrestricted Subsidiary pursuant to the requirements of Section 5.15(b) or 9.15(b), with the terms and conditions of any such tax sharing agreement to be required to be in form and substance satisfactory to the Administrative Agent, and with any changes thereto made after the entering into of any such tax sharing agreement to be required to be satisfactory to the Administrative Agent.

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

          "Waivable Mandatory Repayment" shall have the meaning provided in
Section 4.02(j).

          "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

          "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of preceding clauses (i) and (ii), (x) director's qualifying shares and (y) in the case of a Foreign Subsidiary, equity interests representing no more than 5% (or 10% to the extent required by applicable law) of the total economic and/or voting interest in such Foreign Subsidiary to the extent that such equity interests are required by applicable law to be held by foreign nationals in the jurisdiction in which such Foreign Subsidiary is organized or to the extent that Borrower has reasonably determined that it is customary in such jurisdiction for such foreign nationals to hold such equity interests).

          "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs on the Initial Borrowing Date and shall not otherwise impair the accurate or functionality of Information Systems and Equipment.

          "Yovelle Renaissance" shall mean Yovelle Renaissance Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

          SECTION 12.  The Administrative Agent.
                       ------------------------

          12.01  Appointment.  The Lenders hereby irrevocably designate BTCo as
                 -----------
Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  The Administrative Agent shall not have any
                 ----------------
duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Administrative Agent.  Independently
                 --------------------------------------------
and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Administrative Agent.  If the
                 ------------------------------------------
Administrative Agent shall request instructions from the Required Lenders or all of the Lenders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or all of the Lenders, as applicable; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders or all of the Lenders, as applicable.

          12.05  Reliance.  The Administrative Agent shall be entitled to rely,
                 --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          12.06  Indemnification.  To the extent the Administrative Agent is not
                 ---------------
reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Lenders will reimburse and indemnify the Administrative Agent in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          12.07  The Administrative Agent in its Individual Capacity.  With
                 ---------------------------------------------------
respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Majority Lenders," "Supermajority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Administrative Agent.  (a) The
                 ---------------------------------------
Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          12.10  Syndication Agent and Documentation Agent.  Neither the
                 -----------------------------------------
Syndication Agent nor the Documentation Agent, solely in their capacity as such, shall have any duties or liabilities under this Agreement or under any other Credit Document except with respect to Section 13.16.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower shall:  (i) whether or
                 -------------------------
not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and Dow, Lohnes & Albertson PLLC (FCC counsel to the Agents)) in connection with the preparation, execution and delivery of this Agreement and the other Credit

Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent in connection with their syndication efforts with respect to this Agreement and of each Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, in each case the reasonable fees and disbursements of counsel and consultants for each Agent and, after the occurrence of an Event of Default, counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents and affiliates from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lenders, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04  Benefit of Agreement; Assignments; Participations.  (a)  This
                 -------------------------------------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided,
                                                                --------
however, the Borrower may not assign or transfer any of its rights, obligations
-------
or interest hereunder without the prior written consent of each of the Lenders and, provided further, that, although any Lender may transfer, assign or grant
     ----------------
participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Loans or Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall
                                     ----------------
transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified
           --------
to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Note by the assigning Lender (or, upon such assigning Lenders indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) a new Note will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Note to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower (each of which consents shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, provided that
                                                                   --------
the consent of the Borrower shall not be required until after the earlier of (A) the Syndication Date and (B) the 90th day after the Initial Borrowing Date, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit (i) any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) any Lender which is a fund from pledging all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lender (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their
             --- ----                            --- ----
respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such
                                --------
excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07  Calculations; Computations; Accounting Terms.  (a)  The
                 --------------------------------------------
financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, (i) all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a) and (ii) the financial results of Unrestricted Subsidiaries shall be ignored.

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including (in each case) the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or other Fees are payable; provided that interest in respect of Base Rate Loans determined by reference to the Prime Lending Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable.

          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
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AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE

OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
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counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
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date (the "Effective Date") on which the Borrower, the Administrative Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
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subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
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other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination
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shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date (it being understood that any amendment, modification or waiver to the proviso in the definitions of B Term Loan Maturity Date, Multiple Draw A Term Loan Maturity Date and Revolving Loan Maturity Date which extends any such Maturity Date beyond May 9, 2000 but not beyond the later date set forth in such definitions shall be permitted with the consent of only the Required Lenders), or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except in connection with a waiver of applicability of any post-default increase in interest rates) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section
13.12 (except for technical amendments with respect to additional extensions of credit of the type which afford the protections to such additional extensions of credit provided to the Term Loans and Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this

Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall
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(1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitments of any Lender, and that an increase in the available portion of any Commitments of any Lender shall not constitute an increase of the Commitments of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), or (7) reduce the amount of, or extend the date of, any Multiple Draw A Term Loan Scheduled Repayment without the consent of Supermajority Lenders holding Multiple Draw A Term Loans, or reduce the amount, or extend the date of, any B Term Loan Scheduled Repayment without the consent of the Supermajority Lenders holding B Term Loans, or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) without the consent of the Supermajority Lenders holding both Multiple Draw A Term Loans and B Term Loans.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to

Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay the outstanding Loans of such Lender and cash collateralize its applicable RL Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(d) and 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid,
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pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the
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Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
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limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14  Domicile of Loans.  Each Lender may transfer and carry its
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Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Register.  The Borrower hereby designates the Administrative
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Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

          13.16  Confidentiality.  (a)  Subject to the provisions of clause (b)
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of this Section 13.16, each Agent and each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Agent or Lender if such Agent or Lender or such Agent's or Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Agent or Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Agents and Lenders in writing as confidential, provided that any Agent or Lender may disclose any such
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information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Agent or Lender,
(ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Agent or Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent or Lender, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such
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prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) The Borrower hereby acknowledges and agrees that each Agent and each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Agent or Lender.

                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
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                                     IDT CORPORATION
190 Main Street
Hackensack, New Jersey  07601
Telephone: (201) 928-4425
Telecopier: (201) 928-2952           By:  /s/  Joyce J. Mason
Attention: Chief Financial Officer        -----------------------------
                                          Name:  Joyce J. Mason
                                          Title:  Secretary

                                     BANKERS TRUST COMPANY,
                                      Individually, and as Administrative Agent,
                                      Lead Arranger and Bookrunner

                                     By:  /s/  Patricia Hogan
                                          -----------------------------
                                          Name:  Patricia Hogan
                                          Title: Principal

                                     CIBC WORLD MARKETS CORP.,
                                      as Syndication Agent and Co-Arranger

                                     By:  /s/ Louise Bell
                                          -----------------------------
                                          Name: Louise Bell
                                          Title: Executive Director

                              CANADIAN IMPERIAL BANK OF COMMERCE


                                     By:  /s/ Louise Bell
                                          -----------------------------
                                          Name: Louise Bell
                                          Title: Executive Director, CIBC
                                                 Oppenheimer Corp., as Agent

                                                                     Schedule XI
                                                                         Page ii


                              LEHMAN COMMERCIAL PAPER INC.,
                               as Documentation
                               Agent and Co-Arranger

                              By:  /s/ Bill Gallagher
                                   ---------------------------
                                   Name:  Bill Gallagher
                                   Title:  Vice President


                              SYNDICATED LOAN FUNDING TRUST


                              By: Lehman Commercial Paper Inc., not in its individual capacity but solely as Asset Manager

                              By:  /s/ Bill Gallagher
                                   ---------------------------

                                 Name:  Bill Gallagher

                                 Title:  Vice President